Exhibit 10.27

LEASE AGREEMENT

by and between

WLC THREE VI, L.L.C.,

a Delaware limited liability company

as Landlord

and

ALDEYRA THERAPEUTICS, INC.,

a Delaware corporation

as Tenant

With respect to the property known as

131 Hartwell Avenue,

Lexington, Massachusetts

Dated as of

September 11, 2017

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32.	SUBORDINATION	30
33.	BROKERS	31
34.	NOTICES	31
35.	SURRENDER OF PREMISES	33
36.	HOLDING OVER	33
37.	RIGHTS RESERVED TO LANDLORD	34
38.	OFAC CERTIFICATION	35
39.	MISCELLANEOUS	35
40.	OPTION TO EXTEND	39
41.	RIGHT OF FIRST OFFER	41
42.	EXISTING LEASES AND SUBLEASES	42
43.	EXHIBITS	42
EXHIBIT A PLAN OF PREMISES		A-1
EXHIBIT B RULES AND REGULATIONS		B-1
EXHIBIT C PROVISIONS REGARDING ADDITIONAL RENT		C-1
EXHIBIT D LANDLORD’S WORK		D-1

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LEASE AGREEMENT

This Lease Agreement (this “Lease”) is made and entered into as of this     day of September, 2017 (the “Execution Date”), by and between WLC THREE VI, L.L.C., a Delaware limited liability company (“Landlord”) and ALDEYRA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

1.	DEFINITIONS.

The following are definitions of some of the defined terms used in this Lease. The definitions of other defined terms are found throughout this Lease.

“Additional Rent” shall mean (A) Tenant’s Pro Rata Share (as hereinafter defined) of the amount by which Operating Expenses (as hereinafter defined) for the applicable calendar year exceed Operating Expenses for the Base Year, (B) Tenant’s Pro Rata Share of the amount by which Taxes (as hereinafter defined) for the applicable Tax Fiscal Year exceed Taxes for the Base Year, and (C) all such other sums of money (exclusive of Base Rent) that are required to be paid by Tenant to Landlord hereunder.

“Base Rent” shall mean the amounts set forth in the schedule below, which shall be paid pursuant to Section 3 of this Lease.

Period	Annual Base Rent (Based on 12 months)		Monthly Base Rent		Per RSF
October 1, 2017 – November 30, 2017	$87,796.00	*	$7,316.33	*	$23.50	*
December 1, 2017 – January 31, 2019	$162,714.00	^	$13,559.50	^	$23.50	^
February 1, 2019 – January 31, 2020	$169,638.00		$14,136.50		$24.50
February 1, 2020 – December 31, 2020	$176,562.00		$14,713.50		$25.50

*	Notwithstanding the foregoing Base Rent schedule or any contrary provision of this Lease, but subject to the terms of Section 3.5, Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Phase I Premises during the period commencing as of the Phase I Commencement Date and ending on the date immediately preceding the Phase I Rent Commencement Date.
^	Notwithstanding the foregoing Base Rent schedule or any contrary provision of this Lease, but subject to the terms of Section 3.5, Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Phase II Premises during the period commencing as of the Phase II Commencement Date and ending on the date immediately preceding the Phase II Rent Commencement Date.

“Base Year” shall mean calendar year 2018 with respect to Operating Expenses and Tax Fiscal Year 2018 (i.e., July 1, 2017 through June 30, 2018) with respect to Taxes.

“Broker(s)” shall mean CB Richard Ellis-N.E. Partners, Limited Partnership (representing Landlord exclusively) and Cushman & Wakefield (representing Tenant exclusively).

“Building” shall mean the building known and numbered as 131 Hartwell Avenue, Lexington, Massachusetts.

“Building Standard” shall mean work performed in the manner and with the materials reasonably selected by Landlord as the standard for the Building and consistent with comparable buildings subject to availability and Landlord’s right to select comparable alternative types, models, brands, grades, designs, manufacturers and suppliers from time to time as the Building Standard.

“Business Days” shall mean those days of the week which are not a Saturday, Sunday, or federal, state or local holiday in which the banks in Lexington, Massachusetts are not open for business.

“Phase I Commencement Date” shall mean October 1, 2017.

“Phase II Commencement Date” shall mean December 1, 2017.

“Common Areas” shall mean those areas of the Property and the Building designated by Landlord, from time to time, for the common use or benefit of tenants generally and/or the public including, without limitation, parking areas, walkways, hallways and lobbies necessary for ingress to and egress from the Premises (as hereinafter defined).

“Default Rate” shall mean the lower of (A) fifteen percent (15%) per annum and (B) the highest rate of interest from time to time permitted under applicable federal and state law.

“Lease Term” shall mean a period (i) commencing on the Phase I Commencement Date with respect to the Phase I Premises and on the Phase II Commencement Date with respect to the Phase II Premises and, (ii) unless sooner terminated as provided herein, ending with respect to the entire Premises (i.e., the Phase I Premises and the Phase II Premises, collectively) on December 31, 2020, subject to extension pursuant to Article 40 hereof.

“Legal Requirements” shall mean all applicable laws, statutes, codes, ordinances, orders, rules, regulations, certificates of occupancy, conditional use or other permits, variances, covenants and restrictions of record, the requirements of Landlord’s insurance carrier or any fire insurance underwriters, rating bureaus or government agencies, and the requirements of all federal, state, county, municipal and other government authorities, including the requirements of the Americans with Disabilities Act (“ADA”), now in effect or which may hereafter come into effect during the Lease Term.

“Operating Expenses” are defined in Exhibit C (Provisions Regarding Additional Rent) attached hereto.

“Operating Hours” shall mean 8:00 a.m. to 6:00 p.m. Monday through Friday, except during holidays.

“Permitted Use” shall mean general office use and uses customarily incidental thereto and no other use or purpose.

“Premises” shall mean a portion of the third (3rd) floor of the Building measuring an agreed upon 6,924 rentable square feet, and shown on Exhibit A (Plan of Premises) to this Lease (the “Premises Floor Plan”), comprised of (i) 3,736 rentable square feet on the third (3rd) floor of the Building, as shown as “Utility Marketing” on the Premises Floor Plan (the “Phase I Premises”), and (ii) 3,188 rentable square feet on the third (3rd) floor of the Building, as shown as “Patch Media” on the Premises Floor Plan (the “Phase II Premises”). If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises.

“Property” shall mean the property known as “Lexington Crossing” and comprised of the buildings known and numbered as (A) 83 Hartwell Avenue, Lexington, Massachusetts, (B) 81 Hartwell Avenue, Lexington, Massachusetts, (C) 131 Hartwell Avenue, Lexington, Massachusetts, (D) 70 Westview Street, Lexington, Massachusetts, and (E) 20 Maguire Road, Lexington, Massachusetts, together with the parcel(s) of land on which they are located, and any other improvements serving the same.

“Phase I Rent Commencement Date” shall mean November 1, 2017.

“Phase II Rent Commencement Date” shall mean January 1, 2018.

“Rentable Area of the Premises” shall mean 6,924 rentable square feet, as reasonably adjusted from time to time due to a change in the physical size of the Premises.

“Rentable Area of the Phase I Premises” shall mean 3,736 rentable square feet, as reasonably adjusted from time to time due to a change in the physical size of the Premises.

“Rentable Area of the Phase II Premises” shall mean 3,188 rentable square feet, as reasonably adjusted from time to time due to a change in the physical size of the Premises.

“Rentable Area of the Building” shall mean 78,717 rentable square feet, as reasonably adjusted from time to time due to a change in the physical size of the Building.

“Tax Fiscal Year” shall mean the twelve (12) month fiscal year for the Town of Lexington, Massachusetts, which currently commences on July 1 of each calendar year and ends on June 30 of each subsequent calendar year.

“Taxes” are defined in Exhibit C (Provisions Regarding Additional Rent) attached hereto.

“Tenant’s Pro Rata Share” shall mean 8.80%, which is a fraction, the numerator of which shall mean the Rentable Area of the Premises and the denominator of which shall mean the Rentable Area of the Building, as reasonably adjusted from time to time due to a change in the physical size of the Premises or the Building.

2. LEASE GRANT/POSSESSION. Except as modified by Landlord’s Work, Landlord leases to Tenant and Tenant leases from Landlord the Premises on an “as is,” “where-is,” and “with all faults” basis, together with the right, in common with others, to use the Common Areas. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises are in good order and satisfactory condition, with no representations or warranties of any kind or nature, expressed or implied, except as expressly set forth herein, by Landlord as to the condition of the Premises, the Building, the Property, or the suitability thereof for Tenant’s use. Subject to the terms, covenants and conditions of this Lease, Tenant shall have access to the Premises and the Common Areas 24 hours per day, 7 days per week, during the Lease Term, except in the case of emergencies beyond Landlord’s control.

3. RENT.

3.1 Tenant covenants to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise specifically provided in this Lease, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease, all of which hereinafter may be collectively called “Rent.” Notwithstanding the foregoing, the first monthly installment of Base Rent shall be paid to Landlord upon execution and delivery of this Lease by Tenant. In addition, Tenant shall pay, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, county, state or other governmental body having authority upon the Base Rent or Additional Rent hereunder, such payments to be in addition to all other payments required to be paid by Tenant to Landlord under this Lease. Such payments shall be paid concurrently with payments of Taxes. Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments on the first day of each calendar month during the Lease Term, without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant’s covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

3.2 To the extent allowed by law, if Tenant fails to pay any Base Rent, Additional Rent, or other item of Rent when due and payable hereunder, such item (A) shall bear interest at the Default Rate from the date due until the date paid and (B) shall bear a “Late Charge” equal to five percent (5%) of the unpaid amount, both (A) and (B) of which shall be due and payable to Landlord immediately upon demand. Notwithstanding the foregoing, Landlord agrees to waive the foregoing interest assessment and Late Charge once per calendar year so long as Tenant cures such nonpayment within five (5) days following the date when such payment was due.

3.3 Additional Rent payable hereunder shall be adjusted from time to time in accordance with the provisions of Exhibit C (Provisions Regarding Additional Rent) attached hereto.

3.4 Tenant’s obligation so to pay Rent under this Lease shall be absolute, unconditional, and independent and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or, except as otherwise specifically provided in this Lease, any casualty or taking, or any failure by Landlord to perform or other occurrence; and Tenant waives all rights now or hereafter existing to quit or surrender this Lease or the Premises or any part thereof, other than on account of a constructive eviction.

3.5 Provided that Tenant is not then in an Event of Default (as hereinafter defined) under this Lease, then, during the first month of the Lease Term (the “Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during such Rent Abatement Period (the “Rent Abatement”). Landlord and Tenant acknowledge and agree that the amount of the Rent Abatement equals $13,559.50. Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rental and performing the terms and conditions otherwise required under this Lease. If, prior to the expiration of the Rent Abatement Period, Tenant shall be in an Event of Default under this Lease, beyond any applicable notice and cure period, or if this Lease is terminated for any reason other than Landlord’s breach of this Lease, fire or other casualty (pursuant to Section 18), or eminent domain (pursuant to Section 19), then the dollar amount of the unapplied portion of the Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full. Notwithstanding anything to the contrary contained herein, at any time prior to or during the Rent Abatement Period, Landlord shall have the option to purchase, by check or wire transfer of available funds, all or any part of the remaining Rent Abatement by providing Tenant with written notice thereof (“Landlord’s Rent Abatement Purchase Notice”). Landlord’s Rent Abatement Purchase Notice shall set forth the total portion of the remaining Rent Abatement that Landlord elects to purchase (the “Purchase Amount”). The Purchase Amount shall be paid by Landlord to Tenant simultaneously with the giving of Landlord’s Rent Abatement Purchase Notice. Upon Landlord’s tender of the Purchase Amount, the Rent Abatement shall be reduced by the number of months of Rent Abatement so purchased by Landlord. Upon request by Landlord, Landlord and Tenant shall enter into an amendment to this Lease to reflect the Purchase Amount paid by Landlord and the corresponding reduction of the Rent Abatement.

4. SECURITY DEPOSIT. Simultaneously with the execution and delivery of this Lease, Tenant shall deliver to Landlord the sum of $40,678.50 (the “Security Deposit”). During the Lease Term, including any extensions thereof, and for sixty (60) days after the expiration of the Lease Term, or for so long thereafter as Tenant is in possession of the Premises (or any portion thereof) or has unsatisfied obligations hereunder to Landlord, the Security Deposit shall be held by Landlord without liability for interest and as security for the full and timely performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant’s liability for damages in case of any failure by Tenant to perform any of Tenant’s covenants or obligations hereunder. Landlord shall not be required to keep the Security Deposit separate from its other accounts, and shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit. Tenant shall have no right to require Landlord to so draw and apply the Security Deposit, nor shall Tenant be entitled to credit the same against Rent or other sums payable hereunder. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any Event of Default by Tenant, without waiving any rights or remedies as a result of such failure. Following any such application of the Security Deposit, Tenant shall pay to Landlord within seven (7) days after demand the amount so applied in order to restore the Security Deposit to its original amount, and failure to so restore within such time period shall be an Event of Default (as hereinafter defined) hereunder giving rise to all of Landlord’s rights and remedies applicable to an Event of Default in the payment of Rent. If Tenant does not have any unsatisfied obligations hereunder at the termination of this Lease (or thereafter if Tenant is in possession of the Premises (or any portion thereof)), the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within sixty (60) days thereafter. If Landlord transfers its interest in the Premises during the Lease Term, Landlord shall assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Notwithstanding anything to the contrary contained herein, provided and on condition that Tenant is not then in default under the terms of this Lease, Landlord shall, within thirty (30) days after the written request of Tenant delivered after January 1, 2019, return a $13,559.50 portion of the Security Deposit so that the remainder of such Security Deposit shall be $27,119.00.

5. USE. The Premises shall be used for the Permitted Use and for no other use or purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal or dangerous, which creates a nuisance, or which increases the cost of insurance coverage with respect to the Building (Landlord acknowledging that the Permitted Use does not violate the foregoing). Tenant will conduct its business and control its agents, employees, contractors, servants, licensees and invitees (“Tenant’s Agents”) in such a manner as not to interfere with or disturb other tenants or Landlord in the management of the Property. Tenant will maintain the Premises in a clean condition (subject to Landlord’s obligation to provide cleaning and janitorial services hereunder), and comply with all Legal Requirements with reference to Tenant’s particular manner of use and occupancy of the Premises (as opposed to office use generally).

6. ENVIRONMENTAL HAZARDS.

6.1 Tenant and Tenant’s Agents shall not use, maintain, generate, allow or bring on the Premises or the Property or transport or dispose of, on or from the Premises or the Property (whether into the ground, into any sewer or septic system, into the air, by removal off site or otherwise) any Hazardous Matter (as hereinafter defined), except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course of Tenant’s business in the Premises for the Permitted Use in accordance with Environmental Requirements.

6.2 Tenant shall promptly deliver to Landlord copies of any notices, orders or other communications received from any governmental agency or official affecting the Premises and concerning alleged violations of the Environmental Requirements (as hereinafter defined).

6.3 To the maximum extent enforceable by law, Tenant covenants and agrees to exonerate, indemnify, defend (with counsel reasonably acceptable to Landlord), protect and save Landlord, together with (A) Landlord’s members and managers, and their respective members and managers, partners, shareholders, officers, directors, agents and employees (“Landlord’s Agents”) and (B) Landlord’s property manager and mortgagee (if any) (“Landlord’s Insured

Parties”), from and against any and all Environmental Damages (as hereinafter defined) which may be asserted by any person or entity, or government agency, or which the indemnified parties may sustain or be put to on account of: (1) the presence or release of any Hazardous Matter in, upon or from the Property (including the Premises) caused by the act or omission of Tenant or Tenant’s Agents; (2) the act or omission of Tenant or Tenant’s Agents in violation of Environmental Requirements; and (3) the breach of any of Tenant’s obligations under Section 6.

6.4 The provisions of this Section shall be in addition to any other obligations and liabilities Tenant may have to Landlord under this Lease or otherwise at law or in equity, and in the case of conflict between Section 6 and any other provision of this Lease, the provision imposing the most stringent requirement on Tenant shall control. The obligations of Tenant under Section 6 shall survive the expiration or earlier termination of this Lease and the transfer of title to the Premises.

6.5 The following terms as used herein shall have the meanings set forth below:

(A) “Hazardous Matter” shall mean any substance: (1) which is or becomes defined as Hazardous Substance, Hazardous Waste, Hazardous Material, Oil or similar substance or material under any Legal Requirements, including, without limitation, The Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and the regulations promulgated thereunder, as the same may be amended from time to time; or (2) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous to health or the environment and which is or becomes regulated and the presence of which requires investigation or remediation pursuant to all applicable law

(B) “Environmental Requirements” shall mean all applicable law, the provisions of any and all approvals, and the terms, covenants and conditions of this Lease insofar as the same relate to the release, maintenance, use, keeping in place, transportation, disposal or generation of Hazardous Matter, including, without limitation, those pertaining to reporting, licensing, permitting, health and safety of persons, investigation, containment, remediation, and disposal.

(C) “Environmental Damages” shall mean all liabilities, injuries, losses, claims, damages (whether punitive, special, consequential or otherwise), settlements, attorneys’ and consultants’ fees, fines and penalties, interest and expenses, and costs of environmental site investigations, reports and cleanup, including, without limitation, costs incurred in connection with any investigation or assessment of site conditions or of health of persons using the Building or the Property; risk assessment and monitoring; any cleanup, remedial, removal or restoration work required by any governmental agency or recommended by Landlord’s environmental consultant; any decrease in value of the Property; any damage caused by loss or restriction of rentable or usable space in the Property; or any damage caused by adverse impact on marketing or financing of the Property.

7. RULES AND REGULATIONS. Tenant agrees to comply with, and cause Tenant’s Agents to comply with, the rules and regulations (the “Rules and Regulations”) of the Property attached hereto as Exhibit B (Rules and Regulations) and Landlord’s commercially reasonable changes thereto. In the event of a conflict between the terms, covenants and conditions of this

Lease and the Rules and Regulations, the terms, covenants and conditions of this Lease shall control. Notwithstanding anything to the contrary in this Lease contained, Landlord agrees that it will not enforce said Rules and Regulations against Tenant in a discriminatory or arbitrary manner (recognizing that differing circumstances may justify different treatment).

8. INITIAL IMPROVEMENTS TO THE PREMISES.

8.1 Landlord’s Work.

A. Preparation of Plans. Landlord is currently having plans (the “Plans”) for the interior finish and other tenant improvements to the Premises prepared in accordance with Building Standard tenant finish and otherwise with the schematic plans and specifications attached hereto and made a part hereof as Exhibit D. The Plans shall be submitted to Tenant for its approval with respect to any changes from the elements shown and previously approved in Exhibit D, which shall not be unreasonably withheld or delayed. Failure by Tenant to disapprove any such submission or resubmission of the Plans within five (5) days after submission or any resubmission shall constitute approval thereof. Any disapproval shall be accompanied by a specific statement of the reasons therefor. For purposes hereof, the Plans approved (or deemed approved) by Tenant shall referred to as the “Approved Plans”. As used herein, “Landlord’s Work” shall mean the work to be performed by Landlord pursuant to the Approved Plans.

B. Extra Work. Notwithstanding anything to the contrary herein, if Tenant wants Landlord to perform or supply any additional work or non-Building Standard work, installations, materials or finishes over and above, or in lieu of, the improvements shown on the plans and specifications attached as Exhibit D (the “Extra Work”), Landlord may refuse the Extra Work. Any agreement to do the Extra Work must be in writing describing the Extra Work, all hard and soft costs and expenses to be paid by Tenant for the Extra Work, including, without limitation, Landlord’s construction management fee, and any payment terms therefor. Any and all costs incurred for the preparation, filing or approval of plans and specifications relating to the Extra Work shall be paid for by Tenant without regard to whether or not Landlord agrees to do the Extra Work. If Tenant fails to make any agreed payment for the Extra Work within five (5) days after Landlord invoices Tenant for the same, Landlord shall have the same remedies against Tenant for such non-payment as for non-payment of any other item of Rent.

C. Consequences of Extra Work. Notwithstanding anything contained herein or elsewhere in this Lease to the contrary, if there is any increase in Landlord’s cost for Landlord’s Work or if Landlord is delayed in Substantial Completion of Landlord’s Work as a result of: (1) Landlord’s performance of the Extra Work; or (2) the performance of any work by Tenant or Tenant’s Agents, then, in such event, (a) Tenant shall be responsible for the increase in Landlord’s hard and soft costs for Landlord’s Work, and (b) such delay shall constitute a Tenant Delay as provided below in Section 8.1(F).

D. Performance of Landlord’s Work. The parties acknowledge that the Phase II Premises is currently leased to Planck pursuant to the Planck Lease (as those terms are defined in Section 42 below). The term of the Planck Lease is scheduled to expire on November 30, 2017. The parties further acknowledge that the Planck Lease contains a provision that gives Landlord the right (“Landlord’s Early Construction Right”) to perform additions, alterations and improvements to the Phase II Premises before the expiration of the Planck Lease if Planck has vacated the Phase II Premises during the last six (6) months of the term of the Planck Lease. Landlord hereby agrees to (i) invoke Landlord’s Early Construction Right and (ii) commence Landlord’s Work promptly after the Phase I Commencement Date provided that Planck (a) in fact fails to re-occupy the Phase II Premises (Landlord acknowledging that Tenant currently sublets the Phase II Premises from Planck as further described in Section 42 hereof) and (b) does not otherwise delay the performance of Landlord’s Work (“Existing Tenant Delays”). Landlord’s Work shall be performed at Landlord’s sole cost and expense using Building Standard materials and finishes (except to the extent otherwise set forth on the Approved Plans), in a good workmanlike manner and in accordance with the Approved Plans and all applicable Legal Requirements and Environmental Requirements. Landlord shall furnish Tenant with a construction schedule letter setting forth the projected completion dates for Landlord’s Work and showing the deadlines for any actions required to be taken by Tenant during such construction, and Landlord may from time to time during construction of Landlord’s Work modify such schedule upon written notice to Tenant. Subject to delays due to events of Force Majeure (as hereinafter defined) or Tenant Delay (as hereinafter defined), Landlord shall use commercially reasonable efforts to complete Landlord’s Work as quickly and efficiently as possible, but Tenant shall have no claim against Landlord for failure to complete Landlord’s Work. Landlord shall make available to Tenant the benefit of all contractor’s and manufacturer’s warranties in connection with Landlord’s Work. The parties hereby acknowledge that Landlord’s Work will be performed while Tenant is occupying the Premises, and the parties therefore agree to coordinate with one another with respect to the performance of Landlord’s Work in order to prevent any delay in the completion of Landlord’s Work and minimize any material interference with Tenant’s operations in the Phase I Premises; provided, however, that (i) except as set forth in Section 8.1.H hereof, Tenant shall not be entitled to any diminution in rental value, and shall have no claim against Landlord, on account of the performance of Landlord’s Work, and (ii) Landlord’s obligation to perform Landlord’s Work shall not require Landlord to incur overtime costs or expenses. If Tenant shall notify Landlord in writing within eleven (11) months after Landlord’s Work is Substantially Complete of any failure of Landlord to complete, or any latent defect in, Landlord’s Work in accordance with the Approved Plans, Landlord shall repair such defects or deficiencies in Landlord’s Work at Landlord’s cost and expense.

E. Substantial Completion of Landlord’s Work. Landlord’s Work shall be deemed “Substantially Complete” when Landlord’s licensed architect or engineer certifies to Landlord and Tenant that Landlord’s Work has been completed in accordance with the Approved Plans, Punchlist Items (as hereinafter defined) excepted and subject to Tenant’s inspection as hereinafter set forth.

F. Tenant Delay. Tenant shall, within ten (10) days after Landlord’s demand therefor, reimburse Landlord the amount, if any, by which the cost of Landlord’s Work is increased as the result of any Tenant Delay. A “Tenant Delay” shall be defined as delay in the performance of Landlord’s Work resulting from the following:

(1) any delay by Tenant in approving the Plans;

(2) any request by Tenant that Landlord delay the commencement or completion of Landlord’s Work for any reason;

(3) any change by Tenant in any of the Approved Plans;

(4) any other act or omission of Tenant or its officers, agents, employees or contractors (provided that if such act or omission is not specified herein, then the same shall not constitute a Tenant Delay unless the same continues for more than two (2) Business Days after Landlord sends notice thereof to Tenant);

(5) any delay caused by Tenant’s request for Extra Work; or

(6) any reasonably necessary displacement of any of Landlord’s Work from its place in Landlord’s construction schedule resulting from any of the causes for delay referred to in this Section 8.1(F) and the fitting of such Landlord’s Work back into such schedule.

G. Punchlist Items. Promptly following Substantial Completion of Landlord’s Work, Landlord, Tenant and their respective construction representatives shall inspect the Premises to confirm Substantial Completion of Landlord’s Work and prepare a list of minor outstanding items thereof which need to be completed and which will not materially interfere with the normal conduct of Tenant’s business in the Premises (“Punchlist Items”). Landlord shall use commercially reasonable efforts to complete all Punchlist Items within sixty (60) days of the date of the Punchlist. If Landlord fails to complete any Punchlist Items as a result of events of Force Majeure or Tenant Delay, Landlord shall have such additional time as is reasonably necessary to complete the delayed Punchlist Items.

H. Remedies for Late Completion. Landlord shall use reasonable efforts to Substantially Complete Landlord’s Work on or before the date that is twelve (12) weeks after the Execution Date of this Lease (the “Estimated Substantial Completion Date”). If Landlord has not Substantially Completed Landlord’s Work on or before the First Outside Date (defined below), Tenant shall be entitled to a credit against Tenant’s obligation to pay Base Rent following the Phase II Rent Commencement Date equal to one (1) day for each day between the First Outside Date and the earlier to occur of the Second Outside Date (defined below) or the Substantial Completion of Landlord’s Work. The “First Outside Date” shall mean the date thirty (30) days after the Estimated Substantial Completion Date, provided, however, that the First Outside Date shall be extended by the length of any delays in Landlord’s Work arising from Force Majeure, Tenant Delays and/or Existing Tenant Delays. Furthermore, if Landlord has not Substantially Completed Landlord’s Work on or before the Second Outside Date (defined below), Tenant shall be entitled to a credit against Tenant’s obligation to pay Base Rent following the Phase II Rent Commencement Date equal to two (2) days for each day between the Second Outside Date and the Substantial Completion of Landlord’s Work. The “Second Outside Date” shall mean the date sixty (60) days after the Estimated Substantial Completion Date; provided, however, that the Second Outside Date shall be extended by the length of any delays in Landlord’s Work arising from Force Majeure, Tenant Delays and/or Existing Tenant Delays. The provisions set forth in this Section 8.1(H) shall be Tenant’s sole remedy for any delay in the Substantial Completion of Landlord’s Work.

8.2 Quality and Performance of Work. All work performed by Tenant under this Lease, whether constituting part of (i) any installation of Tenant’s furniture, fixtures and equipment (“Tenant’s Work”), (ii) Cable Work (as hereinafter defined) or (iii) Alterations (as hereinafter defined), shall be done in a good and workmanlike manner, by contractors reasonably approved by Landlord, and in compliance with all Legal Requirements, Rules and Regulations, and other provisions (including, without limitation, insurance provisions) of this Lease. All work shall be reasonably coordinated with any work being performed by or for Landlord, and in such a manner as to maintain harmonious labor relations.

9. CABLE WORK.

9.1 Tenant may install, maintain, replace, remove (collectively, the “Cable Work”) or use any electronic, phone and data wires, cables, fibers, connections and related telecommunications equipment and/or other facilities for telecommunications (collectively, “Cable(s)”) within or serving the Premises, provided: (A) any such installation, maintenance, replacement, removal or use shall comply with Section 8.2 (Quality and Performance of Work) and shall not interfere with the use of any then-existing Cables within or serving the Building, (B) an acceptable number of spare Cables and space for additional Cables shall be maintained for existing and future occupants of the Building, as determined in Landlord’s reasonable opinion, (C) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser Cable or cause radiation higher than normal background radiation, the Cables therefor (including riser Cables) shall be appropriately insulated to prevent such excessive electromagnetic field or radiation, (D) Tenant’s rights shall be subject to the rights of any regulated telephone company, and (E) Tenant shall pay all costs in connection therewith. Landlord shall at all times maintain exclusive control over all risers (including their use) in the Building provided that Landlord shall at all times during the Lease Term make available a reasonable amount of space in risers for telecommunications connectivity between the Premises and the telecommunications point of entry in the Building. Landlord reserves the right to require that Tenant remove any Cables located in or serving the Premises that are installed by or on behalf of Tenant in violation of these provisions, or which are at any time in violation of any applicable Legal Requirements or represent a dangerous or potentially dangerous condition, within three (3) Business Days after receipt of written notice by Landlord to Tenant or such longer period of time as is reasonably necessary.

9.2 Landlord may (but shall not have the obligation to) (A) install new Cable at the Building, (B) create additional space for Cable at the Building, and (C) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of the allocation and periodic reallocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Cable now or hereafter installed at the Building by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through the Cables). Such rights shall not be in limitation of other rights that may be available to Landlord by law, in equity or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for such reasonable and actual out-of-pocket costs attributable to Tenant for Cable Work requested or approved in writing by Tenant, or may include those costs and all other such costs in Operating Expenses (including without limitation, costs for acquiring and installing Cable and risers to accommodate new Cable and spare Cable, any associated computerized system and software for maintaining records of Cable connections, and the reasonable fees of any consulting engineers and other experts, subject to the provisions of Exhibit C attached hereto).

9.3 Notwithstanding anything to the contrary contained in this Lease, Landlord reserves the right to require that Tenant remove any or all Cables installed by or for Tenant within or serving the Premises upon the expiration or earlier termination of this Lease. Any Cables not required by Landlord to be removed pursuant to this Section 9.3 at the expiration or earlier termination of this Lease shall, at Landlord’s option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Cables as required by Landlord, or violates any other provision of this Section 9.3, Landlord may, after twenty (20) days’ notice to Tenant, remove such Cables or remedy such other violation, at Tenant’s expense (without limiting Landlord’s other remedies available under this Lease, at law or in equity), which amount shall be paid by Tenant within fifteen (15) days after Tenant’s receipt of demand by Landlord. Tenant shall not, without Landlord’s prior written consent in each instance (which may be withheld in Landlord’s sole and absolute discretion), grant to any third party a security interest or lien in or on the Cable, and any such security interest or lien granted without Landlord’s prior written consent shall be null and void. Notwithstanding anything to the contrary contained in this Lease, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of any Cable will be free from, the following (collectively, “Cable Problems”): (A) any eavesdropping or wiretapping by unauthorized parties, (B) any failure of any Cable to satisfy Tenant’s requirements, or (C) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Cables or by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Cables or any associated equipment, or any other problems associated with any Cable by any other cause. Under no circumstances shall any Cable Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent or otherwise, or relieve Tenant from performance of Tenant’s other obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Cable Problems. Notwithstanding anything to the contrary contained herein, Tenant shall have no obligation to remove any Cable existing in or serving the Premises as of the date of this Lease. The provisions of this Section 9.3 shall survive the expiration or earlier termination of this Lease.

10. ALTERATIONS, ADDITIONS AND IMPROVEMENTS TO THE PREMISES.

10.1 Generally. Other than Landlord’s Work (which shall be governed by the provisions of Section 8 above) and Cable Work (which shall be governed by the provisions of Section 9 above), Tenant shall not make any alterations, additions, improvements or other changes in or to the Premises (“Alterations”), other than the installation of typical office decorations and furnishings which are not affixed to the realty, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that if the proposed Alterations affect the exterior, architectural design or structural components of the Building, or affect the Building systems (including, without limitation, the roof, mechanical, electrical, plumbing, heating, ventilation and air conditioning (“HVAC”), telecommunication, life safety, and security systems), Landlord may withhold its consent to such Alterations in Landlord’s sole and absolute discretion. Without limitation, it shall not be unreasonable for Landlord to withhold its consent to any Alterations which would require Landlord to make improvements to the Building or the Property (or undertake special maintenance, repair or replacement obligations with respect to the Building or the Property) not within the scope of those expressly provided for herein, unless Tenant agrees, at the time of its request for approval or notice of such Alterations, to pay all costs associated with Landlord’s improvements or obligations.

10.2 Removal. Landlord shall notify Tenant in writing, at the time Landlord approves the plans therefor (or at least sixty (60) days before the end of the Lease Term with respect to any IT infrastructure), whether or not Tenant’s Work or Alterations will be required to be removed by Tenant at the end of the Lease Term. Tenant shall be obligated to remove any Tenant’s Work or Alterations that Landlord has not so designated in writing will be permitted to remain on the Premises in accordance with Section 35. Tenant acknowledges and agrees that any work or alterations (including, without limitation, Tenant’s Work and Alterations) performed by or for the benefit of Tenant shall be the property of Tenant during the Lease Term. Notwithstanding anything to the contrary contained herein, Tenant shall have no obligation to remove or restore with respect to (i) any improvements existing in the Premises as of the date of this Lease or (ii) Landlord’s Work.

10.3 Tenant’s Property. Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon Tenant’s Property (as hereinafter defined). If any of Tenant’s Property shall be assessed with Landlord’s real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within fifteen (15) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant’s Property. As used herein, “Tenant’s Property” means all tangible and intangible goods and accounts, inventory, merchandise, furniture, personal property, business fixtures, movable equipment (including computer equipment and any data stored thereon) and systems, as well as the personal property of others held or leased by Tenant or otherwise in the Premises.

10.4 Additional Covenants.

(A) All Alterations shall be made (1) at Tenant’s sole cost and expense, and (2) according to plans and specifications approved in writing by Landlord in accordance with Section 10.1 above (to the extent plans and specifications and Landlord’s approval are required).

(B) Tenant shall pay to Landlord a fee equal to five percent (5%) of the cost of any Alterations to compensate Landlord for the overhead and other costs it incurs in reviewing the plans therefor and in monitoring the construction of the Alterations.

(C) Tenant shall provide Landlord with “as built” plans for any Alterations for which plans are used, regardless of whether the Alterations require Landlord’s consent hereunder.

(D) Tenant shall provide Landlord with copies of any warranties for Alterations (including materials and equipment), and either assign to Landlord, or enforce on Landlord’s behalf, all such warranties to the extent repairs and/or maintenance on warranted items would be covered by such warranties and are otherwise Landlord’s responsibility under this Lease.

(E) Tenant acknowledges and agrees that Landlord shall have the right, at reasonable times upon reasonable notice, to examine and inspect any Alterations; provided, however, that no such examination or inspection shall constitute an approval or warranty or give rise to any liability of Landlord with respect thereto.

(F) All Alterations shall be coordinated with any work being performed by or for Landlord, and in such a manner as to maintain harmonious labor relations.

(G) Tenant shall keep all construction areas clean and free of trash and debris.

10.5 Mechanic’s Liens. Tenant agrees immediately to discharge (either by payment or by filing of the necessary bond or otherwise) any mechanic’s, materialman’s or other lien or encumbrance against the Property which arises out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant. If Tenant shall fail to discharge such lien or encumbrance within ten (10) days after written notice from Landlord then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same (either by payment or by filing of the necessary bond or otherwise), and any payment, costs and expenses incurred by Landlord in connection therewith, including reasonable attorneys’ fees, shall be repaid by Tenant to Landlord on demand, together with interest thereon at the rate set forth in Section 1.9 from the date of payment.

10.6 Security System. Tenant may, at its sole cost and expense and subject to the Alterations provisions of this Article 10, install a (or modify the existing) security system controlling access to the Premises (“Security System”). The Security System shall be provided by a company reasonably acceptable to Landlord. Tenant shall furnish Landlord with a copy of all key codes or access cards to allow Landlord access to the Premises as set forth in this Lease. Additionally, Tenant shall ensure that the Security System shall comply with all applicable laws, rules and regulations, including all fire safety laws, and in no event shall Landlord be liable for, and Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against, any claims, demands, liabilities, causes of action, suits, judgments, damages and expenses arising from the Security System or the malfunctioning thereof in accordance with Tenant’s indemnity obligations set forth herein.

11. SIGNAGE.

11.1 Restrictions on Signage. No signs, banners, awnings or other projections of any kind whatsoever shall be attached to the outside walls of the Building (or made visible from the outside of the Building) without Landlord’s prior written consent, and no curtains, drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s Building Standard window coverings.

11.2 Building Standard Signage. Landlord shall provide and maintain (A) in the main lobby of the Building, an alphabetical directory board or other directory device listing all tenants in the Building, including Tenant, and (B) in the elevator lobby of the floor on which the Premises are located, an alphabetical directory board or other directory device listing all tenants on the floor, including Tenant. Landlord shall install Building standard signage containing the name of Tenant at the entrance to the Premises at Landlord’s expense (provided that any modifications thereto during the Term shall be subject to Landlord’s prior written consent and at Tenant’s expenses), or in lieu thereof, Tenant, at Tenant’s election, shall have the right, at Tenant’s expense, to install signage at the entrance to the Premises, subject to Landlord’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned. Landlord shall install Building standard signage containing the name of Tenant on the Building’s existing tenant identification monument sign at Tenant’s expense (“Tenant’s Monument Signage”). In the event that the originally-named Tenant shall no longer occupy the entirety of the Premises, then Landlord shall have the right to remove Tenant’s Monument Signage at Tenant’s expense.

12. LANDLORD’S OBLIGATIONS.

12.1 Landlord shall provide Tenant with the following services: (A) electricity to the Premises for general office use in accordance with, and subject to the terms, covenants and conditions of, Section 14 of this Lease; (B) HVAC during Operating Hours to provide a temperature required, in Landlord’s reasonable judgment, for the comfortable occupancy of the Premises in accordance with the Permitted Use; provided, however, that Tenant shall be responsible for the cost of electricity necessary to operate the air conditioning serving the Premises during any period when electricity is separately metered pursuant to Section 14 of this Lease; (C) water for drinking and restroom facilities; provided, however, that Tenant shall be responsible for the cost of water serving any private kitchens or private restrooms (but not the existing kitchenettes/pantries) to the extent separately metered; (D) janitorial service in the Premises and the Common Areas on Business Days in accordance with the cleaning specifications designated by Landlord from time to time; (E) passenger elevator service, 24 hours a day, 7 days a week; (F) freight elevator service (if applicable) on Business Days, upon request of Tenant and subject to scheduling and reasonable charges by Landlord for service outside of Operating Hours; (G) a card access security system for access to the Building after Operating Hours; and (H) snow removal and snow plowing for Common Areas and Parking Areas. In the event Tenant requests HVAC service to the Premises outside of Operating Hours, Landlord shall provide such HVAC service and Tenant agrees to pay Landlord for such HVAC service at the then current Building rate, which is currently $75.00 per hour per zone. Such hourly rate shall be subject to reasonable adjustments from time to time to reflect increases in Landlord’s costs for providing such additional service. Landlord shall be obligated to maintain the following through the Lease Term: (1) all structural and exterior components of the Building (including, without limitation, foundations, floors, structural supports, roofs and roof structures, windows), (2) all Building systems (including, without limitation, mechanical, electrical, plumbing, HVAC, telecommunication, life safety, and security systems), and (3) all Common Areas in good working order and condition.

12.2 If Tenant requests any other utilities or Building services in addition to or in lieu of those identified in Section 12.1, or in frequency, scope, quality or quantity substantially greater than the standards set by Landlord for the Building, then Landlord may refuse such request for additional utilities or Building services. Any agreement to provide additional utilities or Building services must be in writing describing the additional utilities or Building services, the price to be paid by Tenant, and any payment terms therefor. If Tenant fails to make any agreed payment for additional utilities or Building services within thirty (30) days after Landlord invoices Tenant for the same, Landlord shall have the same remedies for such non-payment as it has for non-payment of Rent in addition to whatever other remedies are available to Landlord.

12.3 Landlord shall not be liable for any failure to supply, or interruption or termination of, in whole or in part, any utilities or Building services identified in Section 12.1, nor shall the same be construed as an actual or constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof, including the payment of Rent. Furthermore, Landlord shall not be liable for loss of property, or injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with, or incidental to, an interruption or termination of any such utilities or Building services. Notwithstanding the foregoing, and subject to the terms and conditions of this Section 12.3, if (A) (1) Landlord fails to perform its maintenance obligations under this Lease or (2) there is an interruption, suspension or stoppage of any service which Landlord is required to provide pursuant to this Lease, including but not limited to Section 12.1, ((1) and (2) each a “Service Interruption”), (B) such Service Interruption was the result of causes, events or circumstances within Landlord’s reasonable control, (C) such Service Interruption was not caused by Tenant or Tenant’s Agents, (D) such Service Interruption continues for more than five (5) consecutive Business Days after Landlord’s receipt of written notice from Tenant of such Service Interruption, and (E) as a result of such Service Interruption, the conduct of Tenant’s normal business operations in the Premises is materially and adversely affected, then there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such five (5) consecutive Business Day period; provided, however, that if any portion of the Premises is reasonably usable for Tenant’s normal business operations or if Tenant conducts all or any part of its business operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of the daily abatement of Base Rent shall be proportionate to the nature and extent of the interruption of Tenant’s normal business operations or ability to use the Premises.

13. MAINTENANCE AND REPAIRS. Except to the extent such obligations are expressly imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises (including, without limitation, any supplemental electrical or HVAC systems serving Tenant’s computer equipment, telecommunication, life safety, and security systems, private kitchens, and private restrooms) in good order, condition and repair throughout the entire Lease Term. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Tenant shall, within thirty (30) days after Landlord’s written demand therefor, reimburse Landlord for the actual and reasonable out-of-pocket cost of all repairs and replacements in and to the Premises, the Building, and/or the Property (including, without limitation, the facilities and systems thereof), plus an administration charge of five percent (5%) of such cost, if the need for such repairs and replacements arises out of Tenant’s use or occupancy of the Premises.

14. ELECTRICITY.

All electricity used by Tenant in the Premises shall be billed to Tenant by Landlord based on Landlord’s reading of one or more sub-meters or check meters serving solely the Premises and the actual cost of such electricity (without mark-up by Landlord) shall be payable by Tenant to

Landlord as Additional Rent within thirty (30) days after billing. Landlord shall have the right at any time and from time to time during the Lease Term to contract for electricity from such providers of such services as Landlord shall elect (each being an “Electric Service Provider”). Tenant shall cooperate with Landlord and the Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and the Electric Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises. Tenant’s use of electrical services furnished by Landlord shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building, which is five (5) watts per usable square foot of the Premises. Landlord, at any time during the Lease Term, shall have the right, at Landlord’s sole cost and expense, to separately meter electricity for the Premises, in which case electricity shall be paid by Tenant directly to the Electric Service Provider.

15. INSURANCE.

15.1 Landlord’s Insurance. Landlord shall maintain special form property insurance on the Building for its full replacement value such amounts and subject to such deductibles as Landlord may reasonably determine. Such insurance shall be maintained with an insurance company selected by Landlord and payment for losses thereunder shall be made solely to Landlord subject to the rights of the mortgagee from time to time. Additionally Landlord may maintain such additional insurance, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Any such insurance coverage may be effected directly and/or through the use of blanket insurance coverage covering more than one location and may contain such commercially reasonable deductibles as Landlord may elect in its discretion. The cost of such insurance shall be included as part of Operating Expenses.

15.2 Tenant’s Insurance. Tenant shall, at all times during the Lease Term (or such earlier or later period as Tenant is in possession of the Premises or any portion thereof), procure and maintain at its sole cost and expense:

(A) Property. Property insurance in an amount equal to the full replacement cost of Tenant’s Work, Alterations and Tenant’s Property located in the Premises, which shall provide protection against loss by fire and other casualties and risks, on the special causes of loss form, including earthquake and flood.

(B) Commercial General Liability. Commercial general liability insurance (including contractual, host liquor and personal injury liability insurance) in an amount not less than $1,000,000.00 per occurrence and $2,000,000.00 annual aggregate (or such higher limits as may be reasonably required by Landlord or Landlord’s mortgagee from time to time).

(C) Automobile Liability. Automobile liability insurance for owned, non-owned and hired vehicles in an amount not less than $1,000,000.00 per occurrence.

(D) Workers’ Compensation and Employers’ Liability. The statutory limits of workers’ compensation and employers’ liability insurance in amounts adequate to satisfy the umbrella underlying requirements.

(E) Excess/Umbrella Liability. Umbrella liability coverage in an amount not less than $3,000,000.00 per occurrence. Umbrella liability coverage is to be in excess of the commercial general liability, automobile liability, and workers’ compensation and employers’ liability requirements outlined in Sections 15.2 (B), (C) and (D) above.

(F) The liability coverage in the insurance policies required in Sections 15.2(B), (C) and (E) above shall name Landlord and Landlord’s Insured Parties as additional insureds on a primary non-contributing basis. All insurance policies required in Sections 15.2(A) – (E) above shall be issued by companies authorized to do business in Massachusetts with an A.M. Best’s financial rating of A or better and a size class rating of VII (7) or larger or otherwise reasonably acceptable to Landlord. At or prior to the Phase I Commencement Date, Tenant shall deposit with Landlord a certificate of insurance (countersigned by the insurer) for each of the insurance policies Tenant is required to carry in compliance with its obligations under this Lease. If obtainable, such insurance policies shall contain a provision that the insurer will not cancel or refuse to renew the policy, or change in any material way the nature or extent of the coverage provided by such policy, without first giving at least thirty (30) days prior written notice to Landlord and Landlord’s Insured Parties. Tenant’s failure to obtain and maintain the required insurance shall constitute an Event of Default under this Lease. If Tenant shall fail to remedy such Event of Default within five (5) days after written notice by Landlord, Tenant will be liable for any and all costs, liabilities, damages and penalties resulting to Landlord and Landlord’s Insured Parties from such termination, unless a written waiver of the specific insurance requirement(s) is provided to Tenant by Landlord and Landlord’s Insured Parties.

15.3 Insurance During Construction. In addition, during the performance of any construction by Tenant on the Premises, in addition to the above coverage required to be maintained by Tenant, Tenant shall cause any general contractors and sub-contractors performing work to carry: (A) commercial general liability insurance in an amount not less than $1,000,000.00 per occurrence and $2,000,000.00 annual aggregate (or such higher limits as may be reasonably required by Landlord or Landlord’s mortgagee from time to time); (B) the statutory limits of workers’ compensation and employers’ liability insurance in amounts adequate to satisfy the umbrella underlying requirements; (C) umbrella liability coverage in an amount not less than $3,000,000.00 per occurrence (to be in excess of the commercial general liability and workers’ compensation and employers’ liability requirements outlined in Sections 15.3(A) and (B) above); and (D) builder’s risk insurance on the special causes of loss form, including earthquake and flood, to protect Landlord’s and Tenant’s interests during the course of the construction with a limit of not less than the total replacement cost of the completed improvements under construction. Such contractor insurance policies shall name Landlord and Landlord’s Insured Parties as additional insureds on a primary non-contributing basis.

15.4 Waiver of Subrogation. Landlord and Tenant hereby release each other from any and all liability or responsibility to the other or anyone claiming by, through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or other casualty, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in full force and effect only to the extent permitted by law and only to the extent that the cost of repairing such damage is covered by insurance or would have been covered by insurance proceeds payable under any policy (including the deductible and/or uninsured portion thereof) required to be maintained under this Lease, but not so maintained. Each policy of such insurance shall, if obtainable from the insurer, contain a waiver of subrogation by the insurer against Landlord or Tenant, as the case may be. In the event a party is unable to obtain such a waiver, it shall immediately notify the other of this inability. In the absence of such notification, each party shall be deemed to have obtained such a waiver of subrogation.

16. INDEMNIFICATION.

(A) To the maximum extent enforceable by law, but subject to Section 15.2 (Tenant’s Insurance) and Section 15.4 (Waiver of Subrogation), Tenant covenants and agrees to exonerate, indemnify, defend (with counsel reasonably acceptable to Landlord), protect and save Landlord, Landlord’s Agents and Landlord’s Insured Parties harmless from and against any and all claims, demands, expenses, losses, suits and damages (including reasonable attorneys’ fees) as may be occasioned by reason of (A) any accident, injury or damage occurring in or about the Premises causing injury to persons or damage to property; (B) the occupancy of the Premises by Tenant or Tenant’s Agents (or any person or entity claiming by, through or under Tenant or Tenant’s Agents); (C) any act, omission, negligence or misconduct by Tenant or Tenant’s Agents (or any person or entity claiming by, through or under Tenant or Tenant’s Agents); and (D) the breach or default by Tenant or Tenant’s Agents of any representation, covenant, or other term contained in this Lease. Tenant’s obligations hereunder shall include any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease.

(B) To the maximum extent enforceable by law, but subject to Section 15.1 (Landlord’s Insurance) and Section 15.4 (Waiver of Subrogation), Landlord covenants and agrees to exonerate, indemnify, defend, protect and save Tenant and Tenant’s Agents harmless from and against any and all claims, demands, expenses, losses, suits and damages (including reasonable attorneys’ fees) caused solely by (A) the negligence or willful misconduct of Landlord or Landlord’s Agents or (B) the breach or default by Landlord or Landlord’s Agents of any representation, covenant, or other term contained in this Lease.

17. DAMAGES FROM CERTAIN CAUSES. To the maximum extent enforceable by law, but subject to Section 15.2 (Tenant’s Insurance) and Section 15.4 (Waiver of Subrogation), Landlord shall not be liable to Tenant or Tenant’s Agents, or any other person or party claiming by, through or under Tenant or Tenant’s Agents, for any accident, injury or damage occurring in or about the Premises or any other portion of the Property causing injury to persons or damage to property resulting from any accident or occurrence in the Premises or any other portion of the Property caused by (A) Tenant or Tenant’s Agents, (B) other tenants of the Property, or (C) any defect in or failure of equipment, pipes, or wiring, or by broken glass, or by backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises.

18. FIRE OR OTHER CASUALTY.

18.1 In the event of damage to or destruction of the Premises or the Building caused by fire or other casualty (“Event of Casualty”), Landlord shall undertake to make repairs and restorations with reasonable diligence, subject however to the limitations imposed by then existing Legal Requirements, unless this Lease has been terminated by Landlord or Tenant as hereinafter provided, or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restorations. Landlord shall, within forty-five (45) days after Landlord becomes aware of the Event of Casualty, provide Tenant with a good faith estimate of the time required to repair the damage to the Premises or the Building, as the case may be. If, in Landlord’s reasonable judgment, the damage is of such nature or extent that more than one hundred and eighty (180) days after the Event of Casualty would be required (with normal work crews and normal work hours) to repair and restore the Premises or the Building, then Landlord may elect to terminate this Lease by giving Tenant written notice of such termination within sixty (60) days after the Event of Casualty. If less than one (1) year remains on the then current Lease Term and more than ninety (90) days after the Event of Casualty would be required (with normal work crews and normal work hours) to repair and restore the Premises or the Building, then either party may elect to terminate this Lease by giving written notice to the other of such termination within sixty (60) days after the Event of Casualty. In addition, if more than one hundred and eighty (180) days after the Event of Casualty would be required (with normal work crews and normal work hours) to repair and restore the Premises or the Building, and if as a result of the same the Premises are rendered untenantable for the Permitted Use, then Tenant may elect to terminate this Lease by giving Landlord written notice of such termination within sixty (60) days after the Event of Casualty. If either party elects to terminate this Lease as set forth above, then the Lease Term shall expire thirty (30) days after the date such written notice is given, Base Rent and Additional Rent shall be equitably abated in accordance with Section 18.3 below, and Tenant shall thereafter vacate the Premises and surrender the same to Landlord in accordance with the terms, covenants and conditions of this Lease.

18.2 In the event this Lease is not terminated pursuant to the terms of Section 18.1 above and is otherwise in full force and effect, and sufficient casualty insurance proceeds are available for application to such repair and restoration, Landlord shall proceed diligently to repair and restore the Premises or the Building, as the case may be (including Landlord’s Work, if any) to substantially the same condition in which it was immediately prior to the Event of Casualty, subject to Legal Requirements. Landlord shall not be obligated to repair or restore (A) any Tenant’s Work or Alterations to the Premises in excess of Landlord’s Work, even if such work was performed by Landlord’s contractors (and regardless of whether or not Tenant is required to remove or leave the same on the Premises at the expiration or earlier termination of this Lease), or (B) any of Tenant’s Property, unless Tenant, in a manner satisfactory to Landlord, assures payment in full of all costs as may be incurred by Landlord in connection therewith.

18.3 When Landlord’s repair and restoration work has been completed, Tenant shall complete the restoration of (A) all of Tenant’s Work and Alterations and (B) all of Tenant’s Property which are necessary to permit Tenant’s re-occupancy of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Base Rent and Additional Rent shall be equitably abated from the date of the damage or destruction until the Premises has been substantially restored for any portion of the Premises that is unusable by Tenant. Notwithstanding the foregoing, if such casualty was due to the willful misconduct of Tenant or Tenant’s Agents, such abatement or reduction shall be made only if and to the extent of any proceeds of rental interruption insurance actually received by Landlord and reasonably allocated to the Premises.

19. EMINENT DOMAIN. If the whole or a material portion of the Premises shall be taken or condemned by a governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), or if the owner elects to convey title to the condemnor by a deed in lieu of condemnation, or if all or any portion of the Property are so taken, condemned or conveyed and as a result thereof, in Landlord’s reasonable judgment, the Premises cannot be used for Tenant’s Permitted Use as set forth herein, then this Lease shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority and Base Rent and Additional Rent shall be abated on the date when such title vests in such governmental or quasi-governmental authority. If less than a material portion of the Premises shall be taken or condemned by a governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), Base Rent and Additional Rent shall be equitably abated on the date when such title vests in such governmental or quasi-governmental authority and this Lease shall otherwise continue in full force and effect. In any case, Tenant shall have no claim against Landlord for any portion of the amount that may be awarded as damages as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat or such taking or condemnation); and all rights of Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, dislocation damages or for any other award which would not reduce the award payable to Landlord. As used herein, “material portion of the Premises” shall mean such amount that, in Landlord’s or Tenant’s reasonable judgment, would render the Premises untenantable for the normal conduct of Tenant’s business.

20. ASSIGNMENT AND SUBLETTING.

20.1 Generally. Except with respect to a Permitted Transfer (as hereinafter defined), Tenant shall not assign, sublease, transfer (including by operation of law) or encumber any interest in this Lease or allow any third party to use or occupy any portion of the Premises (individually or collectively, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld, conditioned or delayed if: (A) in Landlord’s good faith opinion the proposed transferee’s financial condition is not adequate for the obligations such transferee is assuming in connection with the proposed Transfer; (B) in Landlord’s good faith opinion the transferee’s business or reputation is not suitable for the Property considering the business and reputation of the other tenants and the Property’s profile, or the proposed transfer would result in a violation of another tenant’s rights under its lease at the Property; (C) the transferee is a governmental or quasi-governmental entity, agency, department or instrumentality; (D) provided that Landlord has comparable space available, the transferee is an occupant of the Property; (E) there is then occurring an Event of Default (or there is then occurring an event for which Landlord has given Tenant written notice, or for which Landlord gives Tenant written notice during the Review Period (as defined below), that, with passage of time, would constitute an Event of Default) under this Lease; (F) any portion of the Property (including the Premises) would likely become subject to additional or different Legal Requirements as a consequence of the proposed Transfer; (G) Landlord or its agent have discussed with the proposed transferee or its agent its need for space at the Property within six (6) months prior to Tenant’s delivery of written notice of the proposed Transfer to Landlord; (H) [intentionally deleted]; (I) the Transfer is not approved of by any Superior Lessor (as hereinafter defined) or Superior Mortgagee (as hereinafter defined) which as such approval rights; (J) the transferee refuses to sign a subordination and attornment agreement in favor of any Superior Lessor or Superior Mortgagee; (K) any guarantor of this Lease refuses to consent to the proposed transfer or to execute a written agreement reaffirming the guaranty; (L) in Landlord’s good faith opinion, a proposed transferee’s business will impose a burden on the Common Areas or other facilities serving the Building or the Property that is materially greater than the burden imposed by Tenant; (M) Landlord has sued or been sued by the proposed transferee or has otherwise been involved in a legal dispute with the proposed transferee; or (N) the proposed Transfer will result in there being more than two (2) occupants in the Premises. Any attempted Transfer in violation of Section 20 shall, in Landlord’s sole and absolute discretion, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers. If Landlord withholds its consent to any Transfer contrary to the provisions of Section 20, Tenant’s sole remedy shall be to seek an injunction in equity to compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent. In no event shall any Transfer (including any Permitted Transfer) release or relieve Tenant from any obligation under this Lease or any liability hereunder, and Tenant shall be and remain fully and primarily liable for the obligations of Tenant hereunder, and Tenant shall be deemed to have waived all suretyship defenses.

20.2 Consent Process. Except with respect to a Permitted Transfer, if Tenant requests Landlord’s consent to a Transfer, Tenant shall submit to Landlord (A) financial statements for the proposed transferee; (B) a copy of the proposed assignment or sublease; and (C) such other information as Landlord may reasonably request. After Landlord’s receipt of the required information and documentation, Landlord shall do one of the following within thirty (30) days after receipt of the Transfer request (the “Review Period”): (1) notify Tenant in writing of its decision to consent or withhold consent to the Transfer; (2) in the event of a proposed assignment of this Lease, terminate this Lease effective the later to occur of thirty (30) days following written notice of such termination or the date that the proposed Transfer would have come into effect; or (3) in the event of a proposed subletting of all or any portion of the Premises for a term expiring in the last three (3) months of the Term, terminate this Lease or such portion, as the case may be, effective the later to occur of thirty (30) days following written notice of such termination or the date that the proposed Transfer would have come into effect (and in the event of termination for a portion, the Rent and the Security Deposit shall be appropriately reduced). In addition, Tenant shall reimburse Landlord for its reasonable and actual out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord in connection with Landlord’s review of such proposed Transfer.

20.3 Right to Share Profits.

(A) Except with respect to a Permitted Transfer, if Landlord consents to the subletting of all or any part of the Premises, Landlord shall have the option (but shall not be obligated) to require Tenant to pay to Landlord, as Additional Rent, fifty percent (50%) of any Net Profits (as hereinafter defined) in connection with the subletting. “Profits” on a subletting shall mean the difference between (1) the amounts paid as rent and additional rent by the subtenant to Tenant in and for each month of the sublease term and (2) Base Rent and Additional Rent due and payable by Tenant to Landlord in and for each month of the sublease term, in each and every month when the former exceeds the latter; provided, however, that if a sublease involves less than the entire Premises, the amounts paid by Tenant to Landlord used in subpart (2) above shall be prorated each month to reflect the portion of the Premises being sublet. “Net Profits” on a subletting shall mean monthly Profits reduced by an amount equal to the quotient found by taking the total reasonable and customary attorneys’ fees, real estate brokerage commissions and alteration expenses (if any) and the value of concessions such as work allowances (if any), paid and incurred by Tenant in connection with the subletting, and dividing by the number of months in the sublease term.

(B) Except with respect to a Permitted Transfer, if Landlord consents to the assignment of this Lease, Landlord shall have the option (but shall not be obligated) to require Tenant to pay to Landlord, as Additional Rent, fifty percent (50%) of any Net Consideration (as hereinafter defined) in connection with the assignment. “Consideration” for an assignment shall mean any sums paid to Tenant in consideration of the assignment (other than the amount of rent and additional rent assumed by the assignee). “Net Consideration” for an assignment shall mean Consideration reduced by an amount equal to the total reasonable and customary attorneys’ fees, real estate brokerage commissions and alteration expenses (if any) and the value of concessions such as work allowances (if any), paid and incurred by Tenant in connection with the assignment.

(C) Landlord shall have the right at any reasonable time, and from time to time, upon reasonable prior notice to Tenant to audit and inspect Tenant’s books, records, accounts and federal income tax returns to verify the determination of Additional Rent payable under Section 20.3.

20.4 Certain Transfers.

(A) Except with respect to a Permitted Transfer, if at any time Tenant’s interest in this Lease is held by a corporation, trust, partnership, limited liability company or other entity, the transfer of a controlling interest of the voting stock, beneficial interests, partnership interests, membership interests or other ownership interests therein (whether at one time or in the aggregate) shall be deemed an assignment of this Lease, and shall require Landlord’s prior written consent as provided herein. For the purposes of the prior sentence, a “controlling interest” shall mean any transfer that results in the change (whether at one time or in the aggregate) in the effective control over the management of such entity. The foregoing provisions relating to a transfer in the controlling interest shall not be applicable if Tenant is a corporation and (1) its outstanding voting stock is listed on a recognized security exchange, or (2) at least eighty percent (80%) of its voting stock is owned by another corporation, the voting stock of which is so listed. Notwithstanding anything to the contrary contained herein, an initial public offering of Tenant’s stock on a recognized security exchange shall not be considered a transfer under Section 20.4(A) requiring Landlord’s consent.

(B) To enable Landlord to determine the ownership of Tenant, Tenant agrees to furnish to Landlord, from time to time promptly after Landlord’s request therefor, (1) if the last two sentences of Section 20.4(A) are applicable, proof of listing on a recognized security exchange, or (2) if the last two sentences of Section 20.4(A) are not applicable, an accurate and complete listing of the holders of its stock, beneficial interests, partnership interests, membership interests or other ownership interests therein as of such request and as of the date of this Lease. Landlord shall use reasonable efforts to keep confidential any information received by Landlord pursuant to this Section; provided, however, that Landlord shall have the right to disclose any such information to any Superior Lessor, Superior Mortgagee, prospective Superior Lessor, prospective mortgagee, or prospective purchaser subject to similar confidentiality requirements.

(C) Notwithstanding any other provision of Section 20 to the contrary, Tenant may assign its interest in this Lease or sublet the Premises (1) to any entity controlling, controlled by, or under common control with Tenant, or (2) to any successor to Tenant by purchase, merger, consolidation or reorganization or sale of all of Tenant’s assets or a controlling interest in Tenant (each a “Permitted Transfer”) without the consent of Landlord; provided, however, that (a) there is not then occurring an Event of Default (or there is then occurring an event for which Landlord has given Tenant written notice, or for which Landlord gives Tenant written notice during the Review Period, that, with passage of time, would constitute an Event of Default) under this Lease; (b) if the proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or a controlling interest in Tenant, if the proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant’s business; (c) such proposed transferee shall have a Net Worth (as hereinafter defined) which is sufficient, in Landlord’s commercially reasonable opinion, to enable the proposed transferee to satisfy the obligations of Tenant under this Lease, as evidenced to Landlord’s reasonable satisfaction; (d) Tenant shall not be released from any obligation under this Lease or any liability hereunder; and (e) Tenant shall give Landlord written notice at least twenty (20) days prior to the effective date of the proposed transfer. As used herein, “Net Worth” shall be the tangible net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied.

(D) In addition to the foregoing, it shall be a condition of the validity of any such Transfer (or Permitted Transfer) that the proposed transferee agrees directly with Landlord, in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the obligation to pay Rent and other amounts provided for under this Lease, the covenant regarding use and the covenant against further assignment and subletting.

(E) If the Premises or any part thereof are sublet by Tenant, following the occurrence of an Event of Default, Landlord, in addition to any other remedies provided hereunder or at law, may at its option collect directly from such subtenant(s) all rents becoming due to Tenant under such sublease(s) and apply such rent against any amounts due Landlord by Tenant under this Lease, and Tenant hereby irrevocably authorizes and directs such subtenant(s) to so make all such rent payments, if so directed by Landlord; and it is understood that no such election or collection or payment shall be construed to constitute a novation of this Lease or a release of Tenant hereunder, or to create any lease or occupancy agreement between Landlord and such subtenant or impose any obligations on Landlord, or otherwise constitute the recognition of such sublease by Landlord for any purpose whatsoever.

21. EVENTS OF DEFAULT. Any other provisions of this Lease notwithstanding, it shall be a Tenant event of default (“Event of Default”) under this Lease if: (A) Tenant fails to pay any Base Rent, Additional Rent, or other item of Rent when due and payable hereunder provided, however, that Tenant shall be entitled to a grace period of five (5) days after written notice from Landlord with respect to the first two late payments in any calendar year; (B) Tenant fails to perform or observe any other covenant, condition or agreement of this Lease and such failure continues, after written notice given by or on behalf of Landlord to Tenant, for more than thirty (30) days; provided, however, that (i) if the applicable covenant, condition or agreement of this Lease provides for a shorter notice and cure period, the shorter notice and cure period shall apply and (ii) if such default is of a nature that it cannot be cured within 30 days, Tenant shall have such additional time as is reasonably necessary to so cure as long as Tenant promptly commences and diligently pursues such cure; (C) the leasehold interest of Tenant is levied upon or attached under process of law; (D) Tenant or any guarantor of this Lease dies or dissolves; (E) [intentionally deleted]; (F) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within ninety (90) days after filing; (G) Tenant-shall admit in writing its inability to pay its debts as they become due, or shall make an assignment of Tenant’s lease obligations for the benefit of or enter into an agreement with its creditors; (H) Landlord shall determine that any financial or other information provided to Landlord by or on behalf of Tenant or any guarantor of this Lease shall be or have been materially false or misleading; (I) Tenant conducts or permits to be conducted, either voluntarily or involuntarily, any public auction in or upon the Premises or the Property; or (J) there is committed by Tenant any other act or omission which is stated in this Lease to be an Event of Default. The notice and cure period provision in clauses (A) and (B) above shall have no application to the Events of Default referred to in clauses (C) through (J) above.

22. LANDLORD’S REMEDIES.

22.1 Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

(A) Landlord may, but shall not be obligated to, re-enter the Premises and attempt to cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for all reasonable costs and expenses which Landlord incurs to cure such default;

(B) Landlord may terminate this Lease by giving to Tenant written notice of Landlord’s election to do so, in which event the Lease Term shall end, and all right, title and interest of Tenant hereunder shall terminate on the date stated in such notice; and

(C) Landlord may enforce the provisions of this Lease by a suit or suits at law or in equity for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all monies due or to become due from Tenant under any of the provisions of this Lease.

22.2 LANDLORD SHALL NOT BE REQUIRED TO SERVE TENANT WITH ANY NOTICES OR DEMANDS AS A PREREQUISITE TO ITS EXERCISE OF ANY OF ITS RIGHTS OR REMEDIES UNDER THIS LEASE, OTHER THAN THOSE NOTICES AND DEMANDS SPECIFICALLY REQUIRED UNDER THIS LEASE. LANDLORD’S NOTICE OF ANY EVENT OF DEFAULT MAY SERVE AS ANY STATUTORY DEMAND OR NOTICE WHICH IS A PREREQUISITE TO LANDLORD’S COMMENCEMENT OF EVICTION PROCEEDINGS AGAINST TENANT, INCLUDING THE DEMANDS AND NOTICES SPECIFIED IN ANY APPLICABLE STATUTE OR CASE LAW, AND NO FURTHER NOTICE SHALL BE REQUIRED. TENANT AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM (OTHER THAN MANDATORY COUNTERCLAIMS) AND WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD’S TERMINATION OF THIS LEASE OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO THE TERMS, COVENANTS AND CONDITIONS OF THIS LEASE AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION.

22.3 If Landlord terminates this Lease, Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of any applicable law, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.

22.4 If Landlord terminates this Lease, such termination shall not release Tenant, in whole or in part, from Tenant’s obligation to pay Rent hereunder for the full Lease Term, and Landlord shall be entitled to recover from Tenant all Rent accruing as it becomes due under this Lease during the period from the date of such termination to the stated end of the Lease Term on the days originally fixed herein for the payment thereof as if this Lease had not been terminated.

22.5 If Landlord terminates this Lease, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all reasonable costs and expenses, including court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder. In addition, Landlord shall be entitled to recover from Tenant, for loss of the bargain and not as a penalty, in lieu of continuing to collect rent as it comes due under Section 22.4 above from and after the date of such election, (A) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including, without limitation, (1) the cost of Landlord’s Work and Landlord’s contribution to the cost of Tenant’s Work and Alterations, if any (whether installed by Landlord or Tenant) and (2) deferred or abated rent; (B) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated, including, without limitation, the amount projected by Landlord to represent Additional Rent for the remainder of the Lease Term, over the then present value of the then aggregate fair market rental of the Premises for the remainder of the Lease Term, such present value to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such Rent would have been payable hereunder had this Lease not been terminated; and (C) any damages in addition thereto, including without limitation reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

22.6 In lieu of any other remedy under this Section, and in lieu of a full recovery by Landlord of all sums payable under the other provisions of this Section, Landlord may, by written notice to Tenant, at any time after termination of this Lease or repossession of the Premises, elect to recover, and Tenant shall thereupon pay, Liquidated Damages. “Liquidated Damages” shall be equal to (A) the aggregate of Base Rent and Additional Rent accrued in the twelve (12) months ended next prior to such termination or repossession (but not more than Base Rent and Additional Rent due for the then remainder of the Lease Term); plus (B) the amount of Rent of any kind and the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including, without limitation, (1) the cost of Landlord’s Work and Landlord’s contribution to the cost of Tenant’s Work and Alterations, if any (whether installed by Landlord or Tenant) and (2) deferred or abated rent. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

22.7 Landlord shall have no obligation to mitigate any damages resulting from an Event of Default by Tenant under this Lease other than to list the Premises as available for rent; provided, however, that (A) Landlord shall not be obligated to solicit or entertain negotiations with a replacement tenant for the Premises unless and until Landlord obtains full and complete possession of the Premises, including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (B) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises at the Property suitable for the replacement tenant’s use are (or soon will be) available; (C) Landlord shall not be obligated to lease the Premises to a replacement tenant at a rate that is less than the rate that Landlord is advertising space at the Property (on a per rentable square foot basis); (D) Landlord shall not be obligated to enter into a lease with a replacement tenant under terms, covenants and conditions that are unacceptable to Landlord, including, without limitation, a replacement tenant whose use would: (1) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Property, (2) adversely affect, in Landlord’s good faith opinion, the reputation of the Property, or (3) be incompatible, in Landlord’s good faith opinion, with the operation of the Property; and (E) Landlord shall not be obligated to enter into a lease with a replacement tenant who does not have, in Landlord’s good faith opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.

22.8 In attempting to relet the Premises, Landlord may redecorate the Premises, or may make any repairs, alterations or additions thereto, to the extent deemed reasonably necessary or desirable by Landlord, and Tenant upon demand shall pay the reasonable cost of all of the foregoing together with Landlord’s reasonable expenses of reletting, including, without limitation, brokerage commissions and reasonable attorneys’ fees. The rents from any such reletting shall be applied first to the payment of the expenses of reletting, and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder.

22.9 The receipt by Landlord of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. The acceptance by Landlord of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No delay or forbearance by Landlord in exercising any right or remedy hereunder or in undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord’s rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender of the Premises shall be valid unless in writing and signed by Landlord. Landlord hereby waives its right to recover punitive, special or consequential damages, or to recover any lost profits in connection with this Lease or resulting from or arising out of any act or omission by Tenant (or any party for whom Tenant is responsible) except as expressly set forth in Section 36 hereof.

23. LANDLORD’S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord fails to perform or observe any obligation of this Lease and such failure continues, after written notice given by or on behalf of Tenant to Landlord, for more than thirty (30) days (or such longer period as may be necessary to cure such default, provided that Landlord commences such cure within the thirty (30) day period and thereafter diligently pursues the same to completion). It is the express understanding and agreement of the parties, and a condition of Landlord’s agreement to execute this Lease, that, except as may be otherwise expressly set forth herein, in no event shall Tenant have the right to terminate this Lease or seek an abatement to or offset from Rent as a result of Landlord’s default, but Tenant shall be entitled to seek all other remedies, at law or in equity, as a result of such default. Tenant hereby waives its right to recover punitive, special or consequential damages, or to recover any lost profits resulting from or arising out of any act or omission by Landlord (or any party for whom Landlord is responsible). This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so.

24. FORCE MAJEURE. The term “Force Majeure” shall mean acts of God, shortages of labor or materials, strikes, riots, war, acts of terrorism, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the reasonable control of Landlord or Tenant, as the case may be. Notwithstanding anything to the contrary contained herein, whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, Landlord or Tenant, as the case may be, shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure. The provisions of this Section shall not be applicable to the payment of Rent or any other sum of money, and in no event shall financial inability be deemed Force Majeure.

25. COSTS AND EXPENSES. In the event of any litigation between Landlord and Tenant to enforce or interpret any provision of this Lease or to enforce any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses incurred in connection therewith, including reasonable attorneys’ fees, through all appeals and in any bankruptcy proceedings.

26. NO WAIVER. Failure of either party to declare any default immediately upon its occurrence, or delay in taking any action in connection with an Event of Default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against the non-defaulting party, but the non-defaulting party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by the non-defaulting party to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default.

27. QUIET ENJOYMENT. Tenant, upon the payment of Rent and the observing, keeping and performing all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Lease Term, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to that of Tenant, subject, however, to the rights of Superior Lessors and Superior Mortgagees, and subject to the terms, covenants and conditions of this Lease. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, expressed or implied.

28. INTENTIONALLY OMITTED.

29. PARKING. Pursuant to all terms, covenants and conditions of this Lease, Tenant shall have a license to use, throughout the term of this Lease, at no additional charge to Tenant, up to 3.3 parking spaces per 1,000 rentable square feet of the Premises leased hereunder, which is currently twenty-three (23) parking spaces (the “Parking Spaces”), which shall be located in the surface parking area adjacent to the Building (the “Parking Area”). All Parking Spaces shall be provided on a non-reserved, first-come, first-served basis. Landlord reserves the right to rearrange the configuration of any Parking Spaces, assign particular Parking Spaces to other tenants of the Building/Property, and otherwise change or alter the Parking Area in any manner whatsoever, so long as Tenant is not permanently deprived of the use of twenty-three (23) Parking Spaces. Landlord does not assume any responsibility for, and shall not be liable for, any damage, loss or theft (of any nature whatsoever) to or of any automobiles or other vehicles, or any contents or other personal property located therein, while in or about the Parking Area.

30. FINANCIAL STATEMENTS. Tenant acknowledges that the capability of Tenant to perform its financial obligations under this Lease is material to Landlord, and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is capable of performing such financial obligations. If at any time Tenant’s financial statements are not publicly available, then, within fifteen (15) days after written request given by or on behalf of Landlord (which request shall not be made more than once in any calendar year provided Tenant is not in default under the Lease, or except in the event of a proposed capital transaction (i.e., a sale or refinancing of the Building or a capital investment in the Landlord entity)), Tenant shall furnish Landlord with current financial statements (audited, if available, or otherwise certified as being true and correct by Tenant) reflecting Tenant’s current financial condition.

31. TENANT ESTOPPEL CERTIFICATES.

31.1 Upon request, and within ten (10) Business Days after written notice given by or on behalf of Landlord, Tenant shall furnish Landlord with a tenant estoppel certificate signed by Tenant certifying as to such matters relating to the then current status of this Lease as may be reasonably requested by Landlord (or any Superior Lessor, Superior Mortgagee, prospective lessor, prospective mortgagee, prospective purchaser or other party), including, without limitation:

(A) The Phase I Commencement Date, the Phase II Commencement Date and Expiration Date of this Lease;

(B) That this Lease is unmodified and in full force and effect or, if there has been a modification, that the same is in full force and effect, as modified, and stating such modification;

(C) Whether or not there are any existing setoffs or defenses against the enforcement of any of the terms, covenants and conditions of this Lease and whether there are any obligations of Landlord or Tenant to be performed or complied with and, if so, specifying the same;

(D) The date to which Base Rent, Additional Rent and all other charges have been paid; and

(E) Any other matters reasonably requested.

31.2 Any statement furnished pursuant to this Section may be relied upon by Landlord (or any Superior Lessor, Superior Mortgagee, prospective lessor, prospective mortgagee, prospective purchaser or other party). In addition to any other right or remedy Landlord may have, if Tenant fails to execute any tenant estoppel certificate within the time-frame required by this Section, then such failure shall constitute an Event of Default for which there shall be no notice and cure period.

32. SUBORDINATION.

32.1 At the option of Landlord, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases, now or hereafter affecting the Building or the Property, and each of the terms, covenants and conditions thereto (the “Superior Leases”), and to all mortgages and deeds of trust, now or hereafter affecting the Building or the Property or the Superior Leases, and each of the terms, covenants and conditions thereto (the “Superior Mortgages”), whether or not such Superior

Mortgages shall also cover other land, buildings or leases, to each and every advance made or hereafter to be made under such Superior Mortgages, and to all renewals, modifications, replacements and extensions of such Superior Leases and Superior Mortgages. This Section shall be self-operative and no further instrument of subordination shall be required.

32.2 Upon request, and within ten (10) days after written notice given by or on behalf of Landlord, Tenant shall execute, acknowledge and deliver to Landlord any reasonable instrument of subordination that Landlord (or any Superior Lessor, Superior Mortgagee, prospective lessor, prospective mortgagee, prospective purchaser or other party) may reasonably request. In addition to any other right or remedy Landlord may have, if Tenant fails to execute any instrument of subordination within the time-frame required by this Section, then such failure shall constitute an Event of Default for which there shall be no notice and cure period. As used herein, “Superior Lessor” shall mean the lessor of a Superior Lease or its successor in interest. As used herein, “Super Mortgagee” shall mean the holder of a Superior Mortgage or its successor in interest.

32.3 If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (such party so succeeding to Landlord’s rights herein called the “Successor Landlord”), then Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease (without the need for further agreement) and shall promptly execute and deliver any reasonable instrument that such Successor Landlord may reasonably request to evidence such attornment. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, then this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, covenants and conditions as are set forth in this Lease, except that the Successor Landlord shall not (A) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder; (B) be subject to any offset, not expressly provided for in this Lease; or (C) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Base Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord (or predecessor in interest).

33. BROKERS. Except for the Broker(s) listed in Section 1.4 of this Lease, each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Lease, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of its representation or warranty contained in this Lease. Landlord will pay any commission due to the Broker(s) hereunder pursuant to its separate agreement with the Broker(s) hereunder subject to execution and delivery of this Lease by Landlord and Tenant.

34. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been given (A) if delivered by hand, by messenger or by an express delivery service (FedEx, UPS, etc.), then if and when delivered (or if delivery is refused, when refused) to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), or (B) if mailed, then on the third Business Day following the date on which such communication is deposited in the United States mails, by first class registered or certified mail, return receipt requested, postage prepaid, and addressed to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby). Notice by counsel to a party shall be deemed notice from such party.

34.1 If to Landlord:	WLC THREE VI, L.L.C. c/o Griffith Properties LLC 260 Franklin Street, 5th Floor Boston, MA 02110 Attention: Marci G. Loeber
With copies to:

WLC THREE VI, L.L.C.

c/o Walton Street Capital LLC

900 North Michigan Avenue, Suite 1900

Chicago, IL 60611

Attention: Howard J. Brody

WLC THREE VI, L.L.C.

c/o Walton Street Capital LLC

900 North Michigan Avenue, Suite 1900

Chicago, IL 60611

Attention: Douglas J. Welker

WLC THREE VI, L.L.C.

c/o Walton Street Capital LLC

900 North Michigan Avenue, Suite 1900

Chicago, IL 60611

Attention: Angela R. Lang

34.2 If to Tenant:

And before the Phase I Commencement Date, then to:

The Premises

Attention: Stephen Tulipano, CFO

And on or after the Phase I Commencement Date, then to:

The Premises

Attention: Stephen Tulipano, CFO

With a copy to:

Sym Real Estate Law LLC

442 Marrett Road, Suite 5

Lexington, MA 02421

Attention: John A. Sym, Esq.

34.3 Payments of Rent: Payments of Rent only shall be made payable to the order of WLC THREE VI, L.L.C. and submitted to:

WLC THREE VI, L.L.C.

P.O. Box 418955

Boston, MA 02241-8947

35. SURRENDER OF PREMISES.

35.1 Upon the expiration or earlier termination of this Lease, Tenant shall promptly surrender possession of the Premises to Landlord in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear, casualty and condemnation. Tenant shall surrender to Landlord all keys, key cards, security and access codes to the Premises and make known to Landlord the combination of all combination locks which Tenant is required to leave on the Premises. For purposes of this Lease, the phrase “reasonable wear and tear” constitutes that normal, gradual deterioration which occurs due to aging and ordinary use of the Premises despite reasonable and timely maintenance and repair, but in no event shall the aforementioned phrase excuse Tenant from its duty to keep the Premises in good order and condition and otherwise usable, serviceable and tenantable as required by this Lease.

35.2 Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove (A) all of Tenant’s Work and Alterations that Tenant is required to remove pursuant to Section 10.2 of this Lease and (B) all of Tenant’s Property. Tenant shall not remove Landlord’s Work (if any). Tenant shall, at its sole cost and expense, repair any damage caused by the removal of Tenant’s Work, Alterations and Tenant’s Property. If Tenant fails to remove any of the foregoing items or to perform any required repairs and restoration, such failure shall be deemed a holding over by Tenant under Section 36 hereof, and Landlord may (without liability to Tenant for loss thereof), at Tenant’s sole cost and expense and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (1) remove and store such items; and/or (2) upon ten (10) days prior written notice to Tenant, sell such items at private or public sale for such price as Landlord at its discretion may obtain. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s reasonable attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items and performance of any required repairs and restoration), with any remainder to be paid to Tenant.

36. HOLDING OVER. If, after the expiration or earlier termination of this Lease, Tenant fails to surrender the Premises (or any portion of the Premises) in accordance with the provisions of this Lease, such occupancy shall be that of a tenancy at sufferance, in which event Tenant shall pay Landlord (A) as liquidated damages for such holding over alone, an amount, calculated on a per diem basis for each day of such unlawful retention, equal to the greater of 150% for the first thirty (30) days of such holdover, and two hundred percent (200%) thereafter, of (1) the then current Annual Base Rent, or (2) the fair market rental for the Premises, for the time Tenant thus remains in possession, plus, in each case, all Additional Rent and other sums payable hereunder, and (B) all other damages, costs and expenses sustained by Landlord by reason of Tenant’s holding over. Without limiting any rights and remedies of Landlord resulting by reason of the wrongful holding over by Tenant, or creating any right in Tenant to continue in possession of the Premises, all Tenant’s obligations with respect to the use, occupancy and maintenance of the Premises shall continue during such period of unlawful retention. To the maximum extent enforceable by law, Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, Landlord’s Agents and Landlord’s Insured Parties harmless from and against any and all claims, demands, expenses, losses, suits and damages (including reasonable attorneys’ fees) as may be occasioned by reason of Tenant’s holding over, including, without limiting the generality of the foregoing, if Tenant holds over for more than thirty (30) days, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. The provisions of this Section 36 shall survive the expiration or earlier termination of this Lease.

37. RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business, and without affecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of Rent or affecting any of Tenant’s obligations under this Lease except as may be expressly provided herein: (A) upon thirty (30) days’ prior notice, to change the name or street address of the Building or the Property; (B) to install and maintain signs on the interior and exterior of the Building or the Property; (C) to designate and approve window coverings to present a uniform exterior appearance; (D) to retain at all times, and to use in appropriate instances, keys, key cards, security and access codes, etc. to all locks and security devices within and to the Premises; (E) to reasonably approve the size, weight, or location of heavy equipment, or articles within the Premises; (F) to change the arrangement and location of entrances of doors, doorways, passageways, corridors, stairs, stairwells, elevators, restrooms, Parking Area, and Common Areas of the Building or the Property provided that Tenant’s access to the Premises, restrooms and the Parking Area shall not be materially adversely affected; (G) to reasonably regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same; (H) [intentionally omitted]; (I) to grant to anyone the exclusive right to conduct any business or undertaking in the Building or the Property, provided that Landlord’s exercise of its rights under this clause (I), shall not be deemed to prohibit Tenant from the operation of its business in the Premises; (J) to enter the Premises to inspect the same or to show the Premises to (1) or any Superior Lessor, Superior Mortgagee, prospective lessor, prospective mortgagee, prospective purchaser or other party at any time during the Lease Term and (2) prospective tenants during the last twelve (12) months of the Lease Term, or to clean or make repairs thereto, provided that, except for any entry in an emergency situation or to provide janitorial service in accordance with Section 12.1 of this Lease, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises; and (K) upon reasonable prior notice (except in the case of accident or emergency), to temporarily shut down the air conditioning, electrical systems, heating, plumbing and/or elevators or to temporarily close the Premises, the Building or the Property by reason of accident or emergency, or to perform repairs, alterations or additions to the Premises, the Building or the Property. In exercising its rights under this Section, Landlord shall make commercially reasonable efforts to avoid unreasonably interfering with Tenant’s business operations in the Premises.

38. OFAC CERTIFICATION. Tenant hereby represents, warrants, and covenants the following: (A) that the name, address and jurisdiction of organization, if any, of Tenant as set forth in this Lease and any other information provided by Tenant concerning Tenant’s identity, is true and correct; (B) neither Tenant, nor any persons or entities holding more than five percent of the ownership interests in Tenant, nor any persons or entities controlled by Tenant, are or will at any time during the Lease Term be (1) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s OFAC list of prohibited countries, territories, “specifically designated nationals” (“SDNs”) or “blocked person” (each a “Prohibited Person”) (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any such Prohibited Person; (2) engaging in certain dealings with countries and organizations designated under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; (3) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism;” or (4) a foreign shell bank or any person that a financial institution would be prohibited from transacting with under the USA PATRIOT Act; or (C) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in (1) any U.S. anti-money laundering law, (2) the Foreign Corrupt Practices Act, (3) the U.S. mail and wire fraud statutes, (4) the Travel Act, (5) any similar or successor statutes, or (6) any regulations promulgated under the foregoing statutes. If at any time during the Lease Term any of the foregoing representations and warranties are untrue or Tenant breaches any of the foregoing covenants, then notwithstanding anything contained in this Lease to the contrary, an Event of Default shall be deemed to have occurred, without the necessity of any notice to Tenant, and Landlord shall have the right, in addition to any other rights or remedies Landlord may have under this Lease, at law or in equity to terminate this Lease.

39. MISCELLANEOUS.

39.1 Authority. Landlord and Tenant represent and warrant to each other that it is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms.

39.2 Successors and Assigns. The obligations of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Landlord and each successive owner of the Property shall be liable only for obligations accruing during the period of its ownership or interest in the Property, and from and after the transfer by Landlord or such successive owner of its ownership or other interest in the Property, Tenant shall look solely to the successors in title for the performance of Landlord’s obligations hereunder arising thereafter.

39.3 Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Property is located.

39.4 Jurisdiction; Waiver of Trial by Jury. Tenant hereby consents to the exclusive jurisdiction of the courts of the state in which the Property is located in any and all actions or proceedings arising under this Lease, and irrevocably agrees to service of process in accordance with Section 34 above. Landlord and Tenant agree to waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises and/or any claim of injury or damage and any emergency or any other statutory remedy.

39.5 Limitation of Liability. The liability of Landlord and Landlord’s Agents to Tenant (or any person or entity claiming by, through or under Tenant) under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Property shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from Landlord’s interest in the Building. Tenant agrees to look solely to Landlord’s interest in the Building for the recovery of any judgment against Landlord or Landlord’s Agents. Neither Landlord nor Landlord’s Agents shall be personally liable for any such judgment, award or deficiency after execution thereon and Tenant hereby waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 39.5 shall apply equally and inure to the benefit of the Landlord and Landlord’s Agents, present and future advisors, beneficiaries, participants, representatives and their respective constituent partners, members, shareholders, trustees, heirs, successors and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), member of Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust) have any liability for the performance of Landlord’s obligations under this Lease, nor shall negative capital account of any constituent partner or member in Landlord (or in a constituent member or partner of Landlord) nor any obligation of any constituent member or partner of Landlord (or in any other constituent member or partner of Landlord) to restore a negative capital account or to contribute or loan capital to Landlord (or to any constituent member or partner of Landlord), at any time be deemed to be the property or an asset of Landlord or such other constituent member or partner (and neither Tenant nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of such a member’s or partner’s obligation to restore or contribute). Notwithstanding any contrary provision herein, neither Landlord nor Landlord’s Agents shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage, in each case however occurring. The foregoing shall be in addition to, and not in limitation of, any further limitation of liability that might otherwise apply. Notwithstanding the foregoing, none of the provisions of this Section 39.5 shall be deemed to release any insurance carrier that insures Landlord’s liability to Tenant or to third parties from any obligation to make any payment to Tenant pursuant to any such insurance policy, it being agreed that any release of Landlord for any obligation to Tenant is not intended to and does not release Landlord’s insurance carrier from the obligation of paying such loss on Landlord’s behalf. The provisions of this Section 39.5 shall survive the expiration or earlier termination of this Lease.

39.6 Independent Covenants; Severability. Each covenant and agreement in this Lease shall for all purposes be construed to be a separate and independent covenant or agreement, and Tenant hereby waives the benefit of any statute or case law to the contrary. If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions of this Lease shall be valid and enforceable to the fullest extent permitted by law.

39.7 No Recording. Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called “notice of lease” or “memorandum of lease” in recordable form and complying with applicable law and reasonably satisfactory to Landlord’s attorneys. In no event shall such document set forth the Rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms, covenants and conditions of this Lease.

39.8 Time of the Essence. Except as otherwise specifically provided in this Lease, with respect to all required acts of Tenant, time is of the essence of this Lease.

39.9 More Than One Tenant. If there is more than one Tenant, or if Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

39.10 More Than One Lease. If there is more than one lease between Landlord and Tenant for space within the Property, a default under one lease shall be deemed to be a default under both leases.

39.11 Continuing Obligations. Notwithstanding anything to the contrary contained in this Lease, the expiration or earlier termination of this Lease, whether by lapse of time or otherwise, shall not relieve Tenant of Tenant’s obligations accruing prior to the expiration or earlier termination of this Lease, and such obligations shall survive the expiration or earlier termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant’s obligations under Section 3 (Rent), Section 5 (Use), Section 6 (Environmental Hazards), Section 16 (Indemnification), Section 33 (Brokers), Section 35 (Surrender of Premises), Section 36 (Holding Over), and Section 38 (OFAC Certification) shall survive the expiration or earlier termination of this Lease.

39.12 No Inference Against Drafting Party. Landlord and Tenant acknowledge and agree that (A) this Lease has been freely negotiated by both parties; and (B) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

39.13 Headings and Titles; Construction. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof. The term “Landlord” and term “Tenant” as used herein shall mean, where appropriate, all persons acting by or on behalf of the respective parties, except as to any required approvals, consents, amendments, modifications or supplements hereunder, in which event such terms shall only mean the parties originally named on the first page of this Lease as Landlord and Tenant, respectively, and their agents so authorized in writing. The term “including” shall be deemed to mean “including, without limitation.”

39.14 Lease Not Binding Until Executed and Delivered. This Lease shall not bind Landlord unless and until it has been signed and delivered by Tenant (and Guarantor(s), if any), received and accepted by Landlord, and then countersigned and redelivered by Landlord to Tenant.

39.15 Counterparts. This Lease may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

39.16 Entire Agreement; Amendment and Modification. This Lease, including all Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, including all lease proposals, letters of intent and similar documents. This Lease may be modified only by a written agreement signed by both Landlord and Tenant.

39.17 No Representations or Warranties. Tenant acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any representations, warranties, promises or statements, except to the extent that the same are expressly set forth in this Lease. Landlord and Tenant acknowledge and agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

39.18 Waiver of Counterclaims. If Landlord commences any summary proceeding for possession of the Premises based on an Event of Default by Tenant hereunder, Tenant hereby waives the right to interpose any non compulsory counterclaim of whatever nature or description in any such proceeding; provided, however, that Tenant shall have the right to bring a separate action against Landlord to the extent otherwise allowed under this Lease as long as Tenant does not attempt to have such action joined or otherwise consolidated with Landlord’s summary proceeding.

39.19 Consents. Except as otherwise specifically provided in this Lease, any consent or approval to be given by Landlord under this Lease may be withheld or denied at Landlord’s sole and absolute discretion.

39.20 Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord’s and Tenant’s estates, and shall, at the option of Landlord, (A) terminate all or any existing subtenancies, or (B) operate as an assignment to Landlord of any or all of such subtenancies.

39.21 Right to Lease. Landlord reserves the absolute right to effect such other tenancies at the Property as Landlord in its sole and absolute discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Property.

39.22 Confidentiality. Tenant acknowledges and agrees that the terms, covenants and conditions of this Lease are confidential, and disclosure thereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Property and may impair Landlord’s relationships with other tenants at the Property. Tenant agrees that Tenant and Tenant’s Agents shall not disclose the terms, covenants and conditions of this Lease to any other person or entity without the prior written consent of Landlord, which may be withheld in Landlord’s sole and absolute discretion, except as required for financial disclosures or securities filings or as otherwise required by law, court order or in connection with any litigation or dispute between the parties. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

40. OPTION TO EXTEND.

A. Provided that, at the time of each such exercise, (i) this Lease is in full force and effect, and (ii) no Event of Default shall have occurred and be continuing (either at the time of exercise or at the commencement of the Extended Term), and (iii) Tenant shall not have assigned this Lease or sublet all or any portion the Premises, other than any Permitted Transfer (any of which conditions described in clauses (i), (ii), and (iii) may be waived by Landlord at any time in Landlord’s sole discretion), Tenant shall have the right and option to extend the Term of this Lease for one (1) extended term (“Extended Term”) of five (5) years, by giving written notice to Landlord not later than twelve (12) months prior to the expiration date of the Term. The effective giving of such notice of extension by Tenant shall automatically extend the Term of this Lease for the Extended Term, and no instrument of renewal or extension need be executed. In the event that Tenant fails timely to give such notice to Landlord, this Lease shall automatically terminate at the end of the Term, and Tenant shall have no further option to extend the Term of this Lease. The Extended Term shall commence on the day immediately succeeding the expiration date of the original Term and shall end on the day immediately preceding the fifth (5th) anniversary of the first day of the Extended Term. The Extended Term shall be on all the terms and conditions of this Lease, except: (w) during the Extended Term, Tenant shall have no further option to extend the Term, (x) the Base Rent for the Extended Term shall be the greater of (i) the Fair Market Rental Value of the Premises as of the commencement of the Extended Term in question, taking into account all relevant factors, determined pursuant to Section 40(b) below or (ii) the Base Rent in effect during the final year of the Lease Term, (y) Landlord shall not be required to furnish any materials or perform any work to prepare the Premises for Tenant’s occupancy during the Extended Term and Landlord shall not be required to provide any work allowance or reimburse Tenant for any alterations made or to be made by Tenant, or to grant Tenant any rent concession, and (z) the Base Year shall be the applicable calendar or Tax Fiscal Year, as applicable, in which the commencement of the Extended Term occurs.

B. Promptly after receiving Tenant’s notice extending the Term of this Lease pursuant to Section 40(a) above, Landlord shall provide Tenant with Landlord’s good faith estimate of the Fair Market Rental Value (as defined in Section 40(c) below) of the Premises for the upcoming Extended Term provided that in no event shall Landlord be required to deliver such estimate sooner than eleven (11) months prior to the expiration of the Term then in effect. If Tenant is unwilling to accept Landlord’s estimate of the Fair Market Rental Value as set forth in Landlord’s notice referred to above, and the parties are unable to reach agreement thereon within thirty (30) days after the delivery of such notice by Landlord, then either party may submit the determination of the Fair Market Rental Value of the Premises to arbitration by giving notice to the other party naming the initiating party’s arbitrator within ten (10) days after the expiration of such thirty (30)-day period. Within fifteen (15) days after receiving a notice of initiation of arbitration, the responding party shall appoint its own arbitrator by notifying the initiating party of the responding party’s arbitrator. If the second arbitrator shall not have been so appointed within such fifteen (15) day period, the Fair Market Rental Value of the Premises shall be determined by the initiating party’s arbitrator. If the second arbitrator shall have been so appointed, the two arbitrators thus appointed shall, within fifteen (15) days after the responding party’s notice of appointment of the second arbitrator, appoint a third arbitrator. If the two initial arbitrators are unable timely to agree on the third arbitrator, then either may, on behalf of both, request such appointment by the Boston office of JAMS, Inc., or its successor, or, on its failure, refusal or inability to act, by a court of competent jurisdiction. The Fair Market Rental Value of the Premises for the Extended Term shall be determined by the method commonly known as Baseball Arbitration, whereby Landlord’s selected arbitrator and Tenant’s selected arbitrator shall each set forth its respective determination of the Fair Market Rental Value of the Premises, and the third arbitrator must select one or the other (it being understood that the third arbitrator shall be expressly prohibited from selecting a compromise figure). Landlord’s selected arbitrator and Tenant’s selected arbitrator shall deliver their determinations of the Fair Market Rental Value of the Premises to the third arbitrator within five (5) Business Days of the appointment of the third arbitrator and the third arbitrator shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Fair Market Rental Value of the Premises. The third arbitrator’s decision shall be binding on both Landlord and Tenant. All arbitrators shall be commercial real estate brokers who are independent from the parties and who have had at least ten (10) years’ experience in leases of comparable premises in comparable buildings in the area in which the Premises are located. Each party shall pay the fees of its own arbitrator, and the fees of the third arbitrator shall be shared equally by the parties. In the event Tenant initiates the aforesaid arbitration process and as of the commencement of the Extended Term the amount of the Base Rent for the Extended Term has not been determined, Tenant shall pay the amount determined by Landlord for the Premises and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the commencement of the Extended Term if necessary. In the event that such determination shall result in an overpayment by Tenant of any Base Rent, such overpayment shall be paid by Landlord to Tenant promptly after such determination has been made, and if such determination shall result in an underpayment by Tenant of any Base Rent, Tenant shall pay any such amounts to Landlord promptly following such determination.

C. As used in this Lease, the term “Fair Market Rental Value” shall mean the fixed rents that landlords of comparable first class buildings in the 128 West submarket have agreed to accept, and sophisticated nonaffiliated tenants of comparable buildings have agreed to pay, in current arms-length, nonequity (i.e., not being offered equity in the building), transactions for comparable space (in terms of condition, improvements, floor location and floor height) of a comparable size, for a term equal to the applicable Extended Term and taking into account all other relevant factors.

41. RIGHT OF FIRST OFFER.

A. Subject to the terms and conditions of this Section 41, Landlord shall, by written notice to Tenant (“Landlord’s Offer Notice”), offer any Available Space (as hereinafter defined) to Tenant for lease when Landlord determines that such Available Space will become Available for Lease (as hereinafter defined), and Tenant will have the following one-time right to lease the offered Available Space. As used in this Section 41, “Available Space” shall mean and refer to leasable space in the Building contiguous to the Premises on the third (3rd) floor, and such Available Space shall be deemed “Available for Lease” when Landlord reasonably determines it will be vacant and free of any possessory right now or hereafter existing in favor of any third party. Anything to the contrary contained herein notwithstanding, Tenant’s right of first offer hereunder is subordinate to (i) any right of offer, right of first refusal, renewal right or similar right or option in favor of any third party existing as of the date of this Lease, and (ii) Landlord’s right to renew or extend the term of any lease to another tenant in occupancy of space in the Building, whether or not pursuant to an option or right set forth in such other tenant’s lease.

B. Landlord’s Offer Notice shall specify the Base Rent for the Available Space, the date that Landlord estimates the Available Space will be delivered to Tenant, the term of the Lease with respect to the Available Space, tenant improvement allowances (if any), and all other material terms and conditions which will apply to the Available Space. Tenant will notify Landlord within seven (7) Business Days of Landlord’s Offer Notice that (i) Tenant elects to lease the Available Space on the terms set forth in Landlord’s Offer Notice, or (ii) Tenant rejects Landlord’s offer. If Tenant timely so elects to lease the Available Space, Landlord and Tenant shall execute an amendment to this Lease incorporating the Available Space into the Premises upon the terms contained in Landlord’s Offer Notice, and otherwise on substantially the same terms and conditions as contained in this Lease. If Tenant fails to notify Landlord within said seven (7) Business Day period that Tenant intends to lease such Available Space, Landlord shall be entitled to lease the Available Space at any time to any third party on terms acceptable to Landlord in its sole discretion, and Tenant shall have no further right to lease such Available Space pursuant to this Section 41 following the expiration or earlier termination of such third party lease.

C. Notwithstanding any contrary provision of this Section 41 or any other provision of this Lease, any exercise by Tenant of its right to lease Available Space shall be void and of no effect unless, on the date Tenant notifies Landlord that it elects to lease Available Space and on the commencement date of the Term for the Available Space, (i) this Lease is in full force and effect, and (ii) no Event of Default shall have occurred and be continuing (either at the time of exercise or at the commencement of the term for the Available Space), and (iii) the originally-named Tenant shall be in occupancy of the entire Premises, other than in connection with any Permitted Transfer, and there shall not then be in effect any sublease or subleases with respect to all or any portion of the Premises (which conditions under clauses (i), (ii) and (ii) above Landlord may waive by written notice to Tenant at any time).

D. Notwithstanding anything to the contrary herein contained, in no event shall Tenant have any rights under this Section 41, and Landlord shall have no obligation to give Landlord’s Offer Notice to Tenant, if fewer than twenty-four (24) months will remain on the then current Term as of the anticipated commencement date of the Term for the Available Space, unless (i) Tenant then has an option to extend the Term of the Lease and, (ii) prior to or simultaneously with Tenant exercising its right of first offer, Tenant validly exercises such extension option in accordance with Section 40 above (Tenant recognizing that, in accordance with Section 40(B), Landlord is not obligated to deliver Landlord’s good faith estimate of the Fair Market Rental Value for the Extended Term until the date eleven (11) months prior to the expiration of the Term then in effect), in which event the Term of this Lease with respect to the Available Space shall be coterminous with the Term of the this Lease with respect to the balance of the Premises as so extended.

42. EXISTING LEASES AND SUBLEASES. Tenant is currently in occupancy of (a) the Phase I Premises as a subtenant pursuant to a Sublease dated August 27, 2014 between MacLean Power, L.L.C., as sublandlord (“MacLean”), and Tenant, as subtenant (the “MacLean Sublease”), which was consented by Landlord pursuant to a Consent to Sublease dated September 12, 2014 (the “MacLean Consent”), and which demises premises under a Lease dated August 22, 2007 (the “MacLean Lease”) and (b) the Phase II Premises as a subtenant pursuant to a Sublease dated March 7, 2016 between Planck, LLC, as sublandlord (“Planck”), and Tenant, as subtenant (the “Planck Sublease”), which was consented to by Landlord pursuant to a Consent to Sublease dated March 7, 2016 (the “Planck Consent”), and which demises premises under a Lease dated June 3, 2014 (the “Planck Lease”). Landlord hereby acknowledges and agrees that, upon the expiration or earlier termination of the MacLean Lease and the Planck Lease, respectively, Landlord shall accept the premises demised under MacLean Lease and the Planck Lease, respectively, subject to the occupancy of Tenant and otherwise in “as is” condition, and Tenant may disclose the same to Planck and MacLean and Landlord shall confirm the same to Planck and/or MacLean if Planck or MacLean so inquire.

43. EXHIBITS. Additional terms to this Lease, if any, are set forth in the Exhibits attached hereto, which are incorporated herein by reference as follows:

Exhibit A – Plan of Premises

Exhibit B – Rules and Regulations

Exhibit C – Provisions Regarding Additional Rent

Exhibit D – Landlord’s Work

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the date set forth above.

LANDLORD:

WLC THREE VI, L.L.C.,

a Delaware limited liability company

By:	WLC Equity VI, L.L.C., a Delaware limited liability company, its Sole Member

	By:	WLC-G Holdings VI, L.L.C., a Delaware limited liability company, its Sole Member

		By:	WLC Investors VI, L.L.C., a Delaware limited liability company, its Member

			By:	Walton REIT Holdings B-VI, L.L.C., a Delaware limited liability company, its Sole Member

				By:	Walton REIT B-VI, L.L.C., a Delaware limited liability company, its Managing Member

					By:	Walton Street Real Estate Fund VI-Q, L.P., a Delaware limited partnership, its Managing Member

						By:	Walton Street Managers VI, L.P., a Delaware limited partnership, its General Partner

							By:	WSC Managers VI, Inc., a Delaware corporation, its General Partner

								By:	/s/ Laura Weidaw
								Name:	Laura Weidaw
								Title:	VP
Hereunto duly authorized

[SIGNATURE PAGE TO LEASE AGREEMENT

BY AND BETWEEN WLC THREE VI, L.L.C., AS LANDLORD,

AND ALDEYRA THERAPEUTICS, INC., AS TENANT]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the date set forth above.

TENANT:

ALDEYRA THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Stephen Tulipano
Name:	Stephen Tulipano
Title:	CFO
Hereunto duly authorized

[SIGNATURE PAGE TO LEASE AGREEMENT

BY AND BETWEEN WLC THREE VI, L.L.C., AS LANDLORD,

AND ALDEYRA THERAPEUTICS, INC., AS TENANT]

EXHIBIT A

PLAN OF PREMISES

A-1

EXHIBIT B

RULES AND REGULATIONS

The following Rules and Regulations constitute a part of the Lease and of Tenant’s obligations thereunder with respect to Tenant’s use and occupancy of the Premises, the Building and the Property.

1.	The Building is open from 7:00 a.m. to 6:00 p.m. on Monday through Friday, excluding federal, state or local holidays in which the banks in Lexington, Massachusetts are not open for business. Landlord shall provide access to the Building in accordance with such Building standard entry system as shall from time to time be in effect during normal business hours. Landlord reserves the right to alter the Building standard entry system from time to time as it sees fit.

2.	Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, umbrellas, boxes or other items be placed therein by Tenant or its officers, agents, servants or employees, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building to another part of the Building. Canvassing, soliciting and peddling in the Building are prohibited.

3.	Plumbing, fixtures and appliances shall be used only for the purpose for which constructed, no other unsuitable material shall be placed therein.

4.	No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Buildings, except in such color, size and style, and in such places, as shall be first approved in writing by Landlord in its discretion. Building standard suite identification signs will be prepared by Landlord at Landlord’s expense, however, Tenant may install its own sign identification within the Premises, subject to Landlord’s approval thereof. Landlord shall have the right to remove all unapproved signs without notice to the Tenant, at the expense of the Tenant. It is also further understood that furnishings in Tenant’s area, which are viewed from the common areas shall be subject to Landlord approval, which shall not be unreasonably withheld, conditioned or delayed.

5.	Tenant shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

6.	Landlord shall have the right to reasonably prescribe the weight and position of heavy equipment or objects, which may overstress any portion of the floors of the Premises. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of Tenant.

7.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenants of any bulky material, merchandise or materials which requires use of elevators or stairways or movement through the Building entrances or lobby shall be restricted to such hours as Lessor shall designate. All such movement shall be under the supervision of Lessor by prearrangement before performance. Such prearrangement initiated by a Tenant shall include determination by Lessor, and subject to this decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment, or any item from being brought into the Building. The Tenants are to assume all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Lessor if damaged or injured as a result of an act in connection with carrying out this service for a Tenant from time of entering property to completion of work; and Lessor shall not be liable for acts of any persons engaged in or any damage or loss of any said property or persons resulting from any act in connection with such service performed for a Tenant.

8.	Tenant shall notify the Building Manager when safes or other heavy equipment are to be taken in or out of the Building, and such moving shall only be done after written permission is obtained from Landlord on such conditions, as Landlord shall require. Additional costs related to the installation of such equipment, such as for elevator use or window removal, will be borne by Tenant.

9.	Corridor doors, when not in use, shall be kept closed. Stairwell doors shall remain closed at all times. Tenant shall lock all office doors leading to corridors and turn out all lights at the close of the working day.

10.	Tenant shall cooperate with Landlord’s employees in keeping Premises neat and clean.

12.	Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other Tenants, or persons having business with them.

13.	With the exception of service animals, no animals may be brought into or kept in or about the building or Premises. No bicycles may be brought into or kept in the Building, but must be stored, at the sole risk of the individual storing a bicycle, in bicycle racks.

14.	Except as provided in the Tenant’s lease, no machinery of any kind other than that which is subject to normal business practices, such as typewriters, calculators, any business computers, shall be operated on the Premises without the prior written consent of Landlord, nor shall Tenant use or keep in the Building any inflammable or explosive fluid or substance, or any illuminating materials, except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course of Tenant’s business in the Premises for the Permitted Use in accordance with Environmental Requirements. No space heaters or fans shall be operated in the Building.

15.	No motorcycles, mopeds or similar vehicles will be allowed in the Building.

16.	No nails, hooks, or screws shall be driven into or inserted in any part of the Building except as approved by the Building Manager, permitted by Tenant’s lease, or as reasonably necessary to permit Tenant to hang pictures and other wall decorations within the Premises.

17.	Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

18.	No food and/or beverages shall be distributed from the Premises without the prior written approval of the Building Manager, except in connection with the operation of vending machines installed for the exclusive use of Tenant’s employees or the operation of Tenant’s lunchroom for Tenant’s employees permitted under the Lease.

19.	No additional locks shall be placed upon any door without the prior written consent of Landlord. Landlord shall furnish all necessary keys, and the same shall be surrendered upon termination of Tenant’s lease, and Tenant shall then give Landlord or his agent an explanation of the combination of all locks on the doors or vaults. Landlord shall initially give tenant two (2) such keys to the Premises. Tenant or its employees shall make no duplicates of such keys. Additional keys shall be obtained only from Landlord, at a fee to be determined by Landlord.

20.	Tenant will not relocate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord access will be for Tenant’s account. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

21.	Tenant shall comply with reasonable parking rules and regulations as may be posted and distributed from time to time.

22.	No portion of the Building shall be used for the purpose of sleeping or lodging rooms,

23.	Prior written approval, which shall be at Landlord’s sole discretion, must be obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant’s expense.

24.	Lessor shall not be responsible for lost or stolen personal property, money or jewelry from Tenant’s leased area or public areas regardless of whether such loss occurs when area is locked against entry or not.

25.	Tenant will comply with all requirements necessary for the security of the premises, including the use of property removal passes for removal of office equipment/packages, and use of security control cards for after-hours entry.

26.	All window blinds are to remain down and tilted at a 45 degree angle toward the street to help maintain comfortable room temperatures and to conserve energy.

27.	If you shall use water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used or install a water meter and thereby measure your water consumption for all water purposes. In the latter event, you shall pay the cost of the meter and the cost of installation thereof and pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered. If you default in making such payment, Landlord may, but is not obligated to, pay such charges and collect the same from you as Additional Rent.

28.	All requests for overtime air conditioning and/or heat must be submitted in writing to the Management Office.

29.	All requests for keys, locks, or graphics must be submitted in writing to the Management Office.

30.	It is strongly recommended by the Lexington Fire Department that an A, B, C Multi-Purpose fire extinguisher be kept in each Tenant’s area in an accessible location.

31.	Lessor reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its reasonable judgment shall, from time to time, be needed for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the Tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to a Tenant, shall be binding upon it in like manner as is originally herein prescribed.

32.	Smoking is not permitted in the building’s common areas including building entrance vestibules, corridors, restrooms and stairwells. Additionally, smoking is not allowed in front of the entrance to the building. Massachusetts law states smoking near public buildings and workplaces is prohibited within a presumptively reasonable minimum distance of twenty-five feet from entrances/exits.

LANDLORD RESERVES THE RIGHT TO ALTER OR AMEND THESE RULES AND REGULATIONS FROM TIME TO TIME AND TO VARY THESE RULES AND REGULATIONS AMONG THE TENANTS OF THE BUILDIN (PROVIDED THAT LANDLORD AGREES THAT IT WILL NOT ENFORCE THESE RULES AND REGULATIONS AGAINST TENANT IN A DISCRIMINATORY OR ARBITRARY MANNER, RECOGNIZING THAT DIFFERING CIRCUMSTANCES MAY JUSTIFY DIFFERENT TREATMENT).

EXHIBIT C

PROVISIONS REGARDING ADDITIONAL RENT

NOTE: For purposes of Exhibit C only, “Property” shall mean the property comprised of the Building, together with the parcel(s) of land on which it is located, and any other improvements serving the same.

A. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant’s Pro Rata Share of the amount by which Operating Expenses for the applicable calendar year exceeds Operating Expenses for the Base Year. During each Tax Fiscal Year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant’s Pro Rata Share of the amount by which Taxes for the applicable Tax Fiscal Year exceeds Taxes for the Base Year. In no event shall Tenant’s Pro Rata Share of Operating Expenses for any calendar year or Tenant’s Pro Rata Share of Taxes for any Tax Fiscal Year be less than zero. Prior to the Phase I Commencement Date, or as soon as practical thereafter, and prior to January 1 of each calendar year during the Lease Term, or as soon as practical thereafter, Landlord shall make a good faith estimate of (1) Operating Expenses for the applicable full or partial calendar year and Tenant’s Pro Rata Share thereof and (2) Taxes for the applicable full or partial Tax Fiscal Year and Tenant’s Pro Rata Share thereof. On or before the first day of each month during the Lease Term commencing after expiration of the applicable Base Year, Tenant shall pay Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of (a) Landlord’s estimate of the amount by which Operating Expenses for the applicable calendar year will exceed Operating Expenses for the Base Year, and (b) Landlord’s estimate of the amount by which Taxes for the applicable Tax Fiscal Year will exceed Taxes for the Base Year. Landlord shall have the right from time to time to reasonably revise the estimate of Operating Expenses and Taxes and provide Tenant with a revised statement therefor (provided, however, Landlord agrees that Landlord shall not issue a revised statement more than twice in any calendar year for Operating Expenses and twice in any Tax Fiscal Year for Taxes), and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of Operating Expenses and/or Taxes by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year’s estimate until such time as Landlord provides Tenant with an estimate of Operating Expenses and/or Taxes for the current year. Upon receipt of such current year’s estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Rent based on the previous year’s estimate. Tenant shall pay Landlord for any underpayment within thirty (30) days after Landlord’s written demand. Any overpayment of Additional Rent shall, at Landlord’s option, be refunded to Tenant or credited against the installments of Additional Rent next coming due under this Lease. Any amount paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph B below when actual Operating Expenses or actual Taxes, as applicable, are determined.

B. As soon as is practical following the end of each calendar year during the Lease Term (but on no event later than July 1), Landlord shall furnish to Tenant a statement of Landlord’s actual Operating Expenses and Taxes for the previous calendar year and Tax Fiscal Year (the “True-Up Statement”). If for any calendar year (or, as applicable, Tax Fiscal Year) Additional Rent collected for the prior year, as a result of Landlord’s estimate of Operating

Expenses or Taxes, is in excess of Tenant’s Pro Rata Share of the amount by which Operating Expenses or Taxes, as applicable, for such prior year exceeds Operating Expenses or Taxes for the Base Year, then Landlord shall refund to Tenant any overpayment (or at Landlord’s option apply such amount against Additional Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, within thirty (30) days after written demand, any underpayment with respect to the prior year whether or not this Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that the obligations of Landlord and Tenant under this clause shall survive the expiration or earlier termination of this Lease.

C. “Essential Capital Improvements” shall mean capital improvements made to the Property (including the Building), which are (1) are reasonably anticipated to result in a reduction in (or minimize increases in) Operating Expenses (regardless of whether such result is achieved), (2) are required to comply with any present or anticipated conservation programs, (3) are required to comply with any Legal Requirements coming into applicability after the date of this Lease, (4) are necessary to enhance Building systems or improve security measures at the Property, or (5) are necessary in order to prevent injury to persons or damage to property or to otherwise alleviate the risk to life or safety due to a dangerous condition or to prevent deterioration or further deterioration of a condition which cannot reasonably be repaired by ordinary maintenance procedures.

D. “Operating Expenses” shall mean any and all of Landlord’s operating expense costs of any kind or nature paid or incurred in the operation, maintenance and management of the Property (including the Building), all computed on an accrual basis and in accordance with the terms, covenants and conditions of this Lease, including, without limitation, the following: (1) electricity, gas, fuel, steam, water, sewer and any other utility charges (including surcharges) of whatever nature (excluding those charges paid by Tenant or other tenants of the Property if such charges are sub-metered or directly metered pursuant to their leases); (2) any insurance premiums and deductibles paid by Landlord; (3) Property personnel costs, including, without limitation, salaries, wages, fringe benefits, taxes, insurance and other direct and indirect costs; (4) management fees not in excess of four percent (4%) of gross rents; (5) the cost of all service and maintenance contracts, including, without limitation, security services, janitorial services, interior and exterior landscaping services, sidewalk and roadway maintenance, snow removal, cafe/cafeteria operation, gym/fitness facility operation, and shuttle services; (6) all other service, maintenance and repair expenses, and the cost of all materials and supplies therefor; (7) the cost of any additional services not provided to the Property on the Phase I Commencement Date but thereafter provided by Landlord in the prudent management of the Property; (8) the annual amortization of any Essential Capital Improvements, amortized over the useful life thereof, as reasonably determined by Landlord, including interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the Essential Capital Improvements in question as of the date such Essential Capital Improvements are performed; and (9) any other costs and expenses (other than capital improvements) incurred by Landlord in operating the Property (including the Building). If Landlord incurs Operating Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

E. Operating Expenses shall not include the following: (1) rent or other charges payable under any ground or underlying lease; (2) any expenditures on account of Landlord’s acquisition of air or similar development rights; (3) costs of repositioning, selling or syndicating Landlord’s interest in the Property; (4) costs with respect to any financing or refinancing of the Property, including debt service, amortization, points and commissions in connection therewith; (5) the cost of making leasehold improvements to any leasable space to prepare the same for occupancy by a tenant thereof, or thereafter for the benefit of a particular tenant or tenants; (6) services performed for or provided to any tenant to the extent such services are exclusive to such tenant; (7) advertising and promotional expenditures, contributions or gifts; (8) brokerage fees or commissions; (9) legal fees incurred in connection with Landlord’s preparation, negotiation and enforcement of leases with other tenants; (10) salaries for any agents or employees of Landlord above those attributable to the operation, maintenance and management of the Property; (11) any costs which have been previously included in Operating Expenses or Taxes (whether under the same or a different category); (12) capital expenditures, depreciation and amortization (except as set forth above); (13) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds or warranties or by other tenants or occupants (other than through similar Operating Expense provisions); (14) fines, interest and penalties incurred due to the late payment of Taxes or Operating Expenses; (15) costs and expenses incurred for the administration of the entity which constitutes Landlord, as the same are distinguished from the costs of operation, management, maintenance and repair of the Property, including, without limitation, entity accounting and legal matters; (16) the cost of providing additional services to Tenant (or to other tenants) not generally furnished to all occupants of the Building, for which Landlord shall receive direct payment from Tenant or direct payment from such other tenants (other than through similar Operating Expense provisions); (17) overhead and profit paid to Landlord or its subsidiaries or affiliates for services to the extent that the same exceed the cost of such services rendered by unaffiliated parties on a competitive basis (provided however, that this clause (17) shall not apply to the management fee, which shall be governed by Paragraph D above); (18) costs incurred by Landlord as a result of Landlord’s breach of this Lease or any other lease with a tenant of the Property; (19) compensation paid to any Building employee to the extent that the same is not fairly allocable to the work or service provided by such employee to the Building; (20) costs of testing, remediation or removal, transportation or storage of Hazardous Matter in the Building required by Environmental Requirements, provided however, that with respect to the testing, remediation or removal of (i) any material or substance located in the Building on the date hereof and which, as of date hereof, is not considered, as a matter of law, to be a Hazardous Matter, but which is subsequently determined to be a Hazardous Matter as a matter of law, and (ii) any material or substance located in the Building after the date hereof and which, when placed in the Building, was not considered, as a matter of law, to be a Hazardous Matter, but which is subsequently determined to be a Hazardous Matter as a matter of law; (21) any bad debt loss, rent loss or reserves for bad debts or rent loss; (22) fines or penalties resulting from the violation by Landlord of any Legal Requirements; or (23) the cost of acquiring, maintaining and insuring sculptures, paintings or other objects of fine art.

F. “Taxes” shall mean all taxes, assessments and governmental charges, whether federal, state, county or municipal, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Property (including the Building), or due to the operation thereof, whether or not directly paid by Landlord. Taxes shall not include income taxes, excess profit taxes, franchise taxes or other taxes imposed or measured on or by the income of Landlord from the operation of the Property; provided, however, that if, due to a future change in the method of taxation or assessment, any income, excess profit, franchise or other tax, however designated, shall be imposed in substitution, in whole or in part, for (or in lieu of) any tax, assessment or charge which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein to the extent of such substitution. If Landlord incurs any expenses (including, but not limited to, reasonable attorneys’ fees) in connection with its efforts to reduce or minimize increases in the Taxes and/or the assessed value of the Property, any and all such expenses shall be added to, and made a part of, the Taxes for the Tax Fiscal Year to which they relate. Tenant shall pay to the appropriate governmental authority any use and occupancy tax. In the event that Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as Additional Rent upon demand and Landlord shall remit any amounts so paid to Landlord to the appropriate governmental authority. Estimates of real estate taxes and assessments for any Tax Fiscal Year during the Lease Term shall be determined based on Landlord’s good faith estimate of the real estate taxes and assessments. Taxes hereunder are those actually payable with respect to such Tax Fiscal Year. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Fiscal Year all or any portion of which falls within the Term, then out of any balance remaining thereof after deducting Landlord’s expenses in obtaining such refund (unless such expenses had previously been included in Taxes), Landlord shall, provided there does not then exist an Event of Default, credit an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest, and apportioned if such refund is for a Tax Fiscal Year a portion of which falls outside the Term) multiplied by Tenant’s Pro Rata Share against the monthly installments of Operating Expenses or Taxes next due under this Lease (or refund such amount to Tenant if the Term has ended and Tenant has no further obligations to Landlord); provided, that in no event shall Tenant be entitled to a credit in excess of the payments made by Tenant on account of Taxes for such Tax Fiscal Year pursuant to paragraph (A) of this Exhibit C. If Taxes for the Base Year are reduced as a result of an appropriate proceeding or otherwise, the Taxes as so reduced shall for all purposes be deemed to be the Taxes for the Base Year. Landlord represents and warrants to Tenant that, as of the Effective Date, neither the Building nor the Property is the subject of any governmental tax incentive, exemption, abatement or reduction program. Upon Tenant’s written request, Landlord shall provide Tenant with copies of tax bills.

G. Gross-Up Provision. If the Property is not at least ninety-five percent (95%) occupied, in the aggregate, during any calendar year of the Lease Term, or if Landlord is not supplying services to at least ninety-five percent (95%) of the Rentable Area of the Building, at any time during any calendar year of the Lease Term, actual Operating Expenses for purposes hereof shall be determined as if the Property had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building during such year. If Operating Expenses for any calendar year during the Lease Term are determined as provided in the foregoing sentence, Operating Expenses for the Base Year shall also be determined as if the Property had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building during such year. In addition, notwithstanding anything to the contrary contained in the Lease, Landlord may equitably adjust Tenant’s Pro Rata Share with respect to all or part of any item or expense or cost included in Operating Expenses that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building or that varies with the occupancy of the Building, provided that any such adjustment shall be applied consistently between Base Year and the calendar year during which such adjustment is made.

H. Tenant’s Right to Review. Tenant shall have the right (exercisable no more than one (1) time during the Lease Term) to examine and audit Landlord’s books and records relating to Operating Expenses and the allocation of expenses made by Landlord establishing Tenant’s Pro Rata Share of Operating Expenses for a particular calendar year during the Lease Term. Tenant shall exercise such one-time right, if at all, by notifying Landlord (the “Examination Notice”) that Tenant disputes the correctness of a particular True-Up Statement no more than thirty (30) days after Landlord furnishes such True-Up Statement. The Examination Notice shall specify the particular respects in which the True-Up Statement is claimed to be incorrect. If Tenant timely sends the Examination Notice, Tenant may, at Tenant’s sole cost and expense, undertake an audit of such of Landlord’s books and records as are directly relevant to the True-Up Statement in question, provided and on condition that (a) there is then no uncured Event of Default under this Lease, (b) Tenant has made all payments of Tenant’s Pro Rata Share of Operating Expenses billed or invoiced by Landlord as of the date of the audit, (c) the audit is performed only by Tenant’s employees, internal accounting department or an independent certified public accounting firm reasonably approved by Landlord and whose fee or other compensation is fixed by contract and is in no manner computed or determined based upon the results of the audit, (d) both Tenant and its examiners execute and deliver to Landlord a confidentiality agreement in form and substance reasonably acceptable to Landlord whereby such parties expressly agree to maintain the results of such audit in strict confidence, and (e) such audit is commenced and completed and the results thereof delivered to Landlord within sixty (60) days following the date Landlord makes its books and records available to Tenant. If it is finally determined and agreed by the parties that Landlord has overstated Tenant’s Pro Rata Share of Operating Expenses for the calendar year in question, then Landlord shall credit the amount of such overstatement against the monthly installments of Tenant’s Pro Rata Share of Operating Expenses next due under this Lease (or refund such amount if the Lease Term has ended and Tenant has no further obligation to Landlord). If it is finally determined and agreed by the parties that Landlord has not overstated Tenant’s Pro Rata Share of Operating Expenses for the calendar year in question, then Landlord may invoice Tenant for any amount by which Tenant’s Pro Rata Share of Operating Expenses were understated, which invoice shall be payable by Tenant within thirty (30) days after receipt. If Tenant does not timely send an Examination Notice for any particular calendar year during the Lease Term, or if Tenant fails to complete its audit within the applicable sixty (60) day period, then the applicable True-Up Statement shall be binding and conclusive upon Tenant for all purposes of this Lease and Tenant shall have no further right to challenge such True-Up Statement. In addition, if Tenant exercises its right to audit Landlord’s books and records for any particular calendar year during the Lease Term in accordance with this paragraph (H), then Tenant shall have no further right to audit Landlord’s books and records relating to Operating Expenses and the provisions of this paragraph (H) shall be of no further force or effect.

EXHIBIT D

LANDLORD’S WORK

SPACE PLAN:

SCOPE OF WORK:

•	Three telephone rooms

•	Re-locate the tel/data room

•	One conference room with partial glass wall

•	Partial demo of demising wall to combine suites

•	Carpet

•	Paint

•	Replacement of light fixtures in the former Planck space

•	Additional electrical outlets

•	New entry door and entrance configuration

•	Maternity/lactation room

D-1